Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

January 16, 2013

BARCLAYS

Equities
Flow Derivatives

US ETF & ETN Guide[1]

Q1 2013

1,444 US Listed Products

Total $1,387bn in ETF Assets and ETNs issued

Exchange Traded Funds (ETFs)		
Equities	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$309.4	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$46.2	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$53.3	1
Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy	$198.4	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional	$281.7	5
Leveraged – Equities	$10.5	6
Inverse – Equities	$8.6	7
Dividend Domestic, International	$59.8	7
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal	$230.7	9
Commodities	$112.3	10
Currencies	$3.6	10
Leveraged – FICC	$1.8	10
Inverse – FICC	$5.8	11
Specialty		
Active	$7.2	13
Fundamental	$5.2	13
Life Cycle and Allocation	$0.8	13
Long/Short	$0.2	13
Quantitative Domestic, International	$12.6	13
Other	$22.4	14

Exchange Traded Notes (ETNs)		
Commodities General, Specific	$5.2	15
Currencies	$0.1	15
Leveraged/Inverse	$1.8	15
Volatility	$2.4	16
Other	$7.1	16

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of January 8, 2013. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This is not a Product of Barclays Research. This is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Exchange Traded Funds (ETFs)

Bberg Assets Avg Vol * Sym Name Index ($MM) ($MM) Opt. US Indices: Broad-Based

Total Market Broad-Based

VTI Vanguard Total Stock Mkt MZ1USB $25,142 $133.4 IWV iShares Russell 3000 RU30INTR 3,899 33.3 VXF Vanguard Extended Market SPTRCMI 1,536 5.7 SCHB Schwab US Broad Market DW25T 1,430 10.5 IYY iShares DJ US Index DJUS 619 1.8 ITOT iShares Core S&P Total Mkt SPTRSUPR 455 2.1 TMW SPDR DJ Total Market DWCFT 439 0.6 ONEQ Fidelity NASDAQ Composite CCMP 183 1.4 NYC iShares NYSE Composite NYA 63 0.2 VTHR Vanguard Russell 3000 RU30INTR 40 0.1 WXSP Wilshire 4500 Completion W4500 7 0.0 WFVK Wilshire 5000 Tot Mrkt W5000FLT 6 0.1

Large Cap Broad-Based

SPY SPDR S&P 500 SPX $130,650 $18,478.9 IVV iShares S&P 500 SPTR 35,968 532.3 DIA SPDR DJ Indust Avg INDU 10,790 696.6 VOO Vanguard S&P 500 SPXT 6,974 59.2 IWB iShares Russell 1000 RU10INTR 6,773 51.7 OEF iShares S&P 100 SPTR100 3,956 77.8 VV Vanguard LC MZ2USLG 3,673 13.0 RSP Guggenheim S&P 500 EW SPXEWI 3,583 27.9 SCHX Schwab US LC DWLT 1,083 7.7 XLG Guggenheim Russell Top 50 RTOP50 579 5.5 MGC Vanguard Mega Cap 300 MZ1USPG 469 2.9 JKD iShares Mrngstr LC MLCRT 293 1.3 VONE Vanguard Russell 1000 RU10INTR 180 1.3 EUSA iShares MSCI USA GDDUUS 153 0.4 NY iShares NYSE 100 NYID 55 0.1 IWL iShares Russell T200 RUTPINTR 53 0.3 ELR SPDR DJ LC DWLT 44 0.1 EWRI Guggenheim Russell 1000 EW RU1ELCTR 43 0.3

Mid Cap Broad-Based

IJH iShares S&P MC 400 SPTRMDCP $13,997 $112.8 MDY SPDR S&P MC 400 MID 11,007 401.6 IWR iShares Russell MC RUMCINTR 6,698 31.7 VO Vanguard MC MZ2USC 4,080 12.7 SCHM Schwab US MC DWMT 346 2.7 JKG iShares Mrngstr MC MMCRT 162 0.8 IVOO Vanguard S&P MC 400 SPTRMDCP 105 1.0 EMM SPDR DJ MC DWMT 78 0.3 EWRM Guggenheim Russell MC EW RUMEMCTR 54 0.3 EWMD Guggenheim S&P 400 EW MIDEWI 3 7.5

Small Cap Broad-Based

IWM iShares Russell 2000 RU20INTR $18,512 $3,220.8 IJR iShares S&P SC 600 SPTRSMCP 8,369 69.7 VB Vanguard SC MZ2USP 4,876 20.6 SCHA Schwab US SC DWST 783 6.3 SLY SPDR S&P SC 600 SML 235 0.9 VTWO Vanguard Russell 2000 RU20INTR 180 1.2 JKJ iShares Mrngstr SC MSCRT 138 0.5 VIOO Vanguard S&P SC 600 SPTRSMCP 47 0.5 EWRS Guggenheim Russell 2000 EW RU2ESCTR 13 0.1 EWSM Guggenheim S&P 600 EW SMLEWI 2 0.0

Equities

Bberg Assets Avg Vol * Sym Name Index ($MM) ($MM) Opt. US Indices: Broad-Based (continued)

Micro Cap Broad-Based

IWC iShares Russell Microcap RUMRINTR $481 $3.7 FDM First Trust DJ Sel MicroCap DJSM 42 0.2 PZI PwrShrs Zacks MicroCap ZAX 30 0.1 WMCR Wilshire Micro-Cap W5KMICRO 13 0.0

US Indices: Value

Total Market Value

IWW iShares Russell 3000 Value RU30VATR $381 $3.3

Large Cap Value

IWD iShares Russell 1000 Value RU10VATR $14,945 $121.9 VTV Vanguard Value MZ2USMV 7,256 31.1 IVE iShares S&P 500 Value SPTRSVX 4,930 31.1 MGV Vanguard Mega Cap 300 Val MZ1USSV 476 1.7 SCHV Schwab US LC Value DWLVT 420 3.3 JKF iShares Mrngstr LC Value MLVLT 250 0.7 SPYV SPDR S&P 500 Value SPTRSVX 118 0.5 RPV Guggenheim S&P 500 PureVal SPXPV 115 0.7 IWX iShares Russell T200 Value RUTPVATR 81 0.5 VOOV Vanguard S&P 500 Val SPTRSVX 68 0.4 VONV Vanguard Russell 1000 Val RU10VATR 59 0.5

Mid Cap Value

IWS iShares Russell MC Value RUMCVATR $4,061 $32.5 IJJ iShares S&P MC 400 Value MIDV 2,313 9.1 VOE Vanguard MC Value MZ2USI 1,216 5.1 JKI iShares Mrngstr MC Value MMVLT 101 0.3 RFV Guggenheim S&P 400 PureVal SPMPV 40 0.2 MDYV SPDR S&P MC 400 Value SPTRMV 25 0.1 IVOV Vanguard S&P MC 400 Val SPTRMV 10 0.1

Small Cap Value

IWN iShares Russell 2000 Value RU20VATR $4,510 $95.0 VBR Vanguard SC Value MZ2USSG 2,403 7.7 IJS iShares S&P SC 600 Value SMLV 1,972 9.7 JKL iShares Mrngstr SC Value MSVLT 215 1.3 SLYV SPDR S&P SC 600 Value SPTRSV 135 0.6 RZV Guggenheim S&P 600 PureVal SPSPV 73 0.4 VTWV Vanguard Russell 2000 Val RU20VATR 20 0.2 VIOV Vanguard S&P SC 600 Val SPTRSV 18 0.1

US Indices: Growth

Total Market Growth

IWZ iShares Russell 3000 Gro RU30GRTR $379 $2.1

Large Cap Growth

IWF iShares Russell 1000 Gro RU10GRTR $17,202 $141.9 VUG Vanguard Growth MZ2USM 8,715 42.4 IVW iShares S&P 500 Growth SPTRSGX 6,808 46.8 MGK Vanguard Mega Cap 300 Gro MZ1USS 850 6.4 SCHG Schwab US LC Growth DWLGT 555 3.5 JKE iShares Mrngstr LC Growth MLGRT 453 1.7 IWY iShares Russell T200 Growth RUTPGRTR 363 1.1 RPG Guggenheim S&P 500 PureGro SPXPG 337 2.0 SPYG SPDR S&P 500 Growth SPTRSGX 221 1.1 VOOG Vanguard S&P 500 Growth SPTRSGX 107 0.7 VONG Vanguard Russell 1000 Gro RU10GRTR 101 0.6

Equities

1. All average volume calculations in this guide were calculated over the period between July 6, 2012 to January 8, 2013.

* Opt. denotes US listed options trading available on the underlying security.

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US Indices: Growth (continued)					
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$3,379	$21.3	✓
IJK	iShares S&P MC 400 Growth	MIDG	3,212	17.5	✓
VOT	Vanguard MC Growth	MZ2USDG	1,234	6.2	✓
RFG	Guggenheim S&P 400 PureGro	SPMPG	550	2.6	
JKH	iShares Mrngstr MC Growth	MMGRT	159	0.8	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	108	0.6	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	70	0.2	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$4,132	$97.8	✓
VBK	Vanguard SC Growth	MZ2USPV	2,308	8.5	✓
IJT	iShares S&P SC 600 Growth	SMLG	1,631	8.7	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	169	0.5	
JKK	iShares Mrngstr SC Growth	MSGRT	87	0.4	
RZG	Guggenheim S&P 600 PureGro	SPSPG	75	0.5	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	50	0.8	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	15	0.1	
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$4,064	$246.7	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	2,320	147.2	✓
ITB	iShares DJ US Home Constr	DJSHMBT	1,850	57.8	✓
XRT	SPDR S&P Retail	SPSIRETR	964	233.8	✓
VCR	Vanguard Cons Discret	M2USSCDI	614	4.9	✓
FXD	First Trust Cons Discr	STRQCD	505	3.9	✓
IYC	iShares DJ US Cons Svcs	DJUSCYT	342	3.0	
RXI	iShares S&P Glb Cons Discr	SGD	166	1.6	
PBS	PowerShares Dyn Media	DZM	86	1.5	
PKB	PwrShrs Dyn Build & Constr	DWCX	70	0.6	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	64	0.3	
BJK	Market Vectors-Gaming	MVBJK	64	0.3	✓
PEJ	PwrShrs Dyn Leisure & Ent	DZL	61	0.7	
PMR	PowerShares Dyn Retail	DWR	53	0.6	
RCD	Guggenheim S&P 500 EW CD	S25	43	0.3	
RTH	Market Vectors Retail	MVRTHTR	34	4.0	✓
PEZ	PwrShrs Dyn Cons Discr	EZZ	32	0.2	
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	7	0.1	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	6	0.1	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	3	0.0	
EMDI	iShares MSCI EM ConsDisc	M1EFOCD	3	0.0	
VGEM	EGShares Cons Svcs GEMS	DJECN	2	0.1	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$5,488	$217.5	✓
VDC	Vanguard Cons Staples	M2USSCSI	1,156	6.7	✓
KXI	iShares S&P Glb Cons Stap	SGCS	447	3.7	
FXG	First Trust Cons Staples	STRQCS	391	4.3	
IYK	iShares DJ US Cons Goods	DJUSNCT	391	2.3	
PBJ	PwrShrs Dyn Food & Bev	DZF	105	0.8	✓
RHS	Guggenheim S&P 500 EW CS	S30	39	0.8	
PSL	PowerShares Dyn Cons Stap	EZS	34	0.1	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	28	0.2	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	20	0.2	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	4	0.1	
GGEM	EGShares Cons Goods GEMS	DJECG	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Sectors (continued)					
Energy					
XLE	Energy Sector SPDR	IXE	$7,511	$778.7	✓
VDE	Vanguard Energy	M2USSENI	1,903	12.3	✓
OIH	Market Vectors Oil Service	MVOIHTR	1,479	153.0	✓
IYE	iShares DJ US Energy	DJUSENT	1,118	14.2	✓
IXC	iShares S&P Glb Energy	SGES	1,000	4.9	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	851	211.0	✓
FCG	First Trust ISE Nat Gas	FUM	397	7.3	✓
IEZ	iShares DJ US Oil Eqp&Svc	DJSOEST	338	6.2	✓
IEO	iShares DJ US O&G E&P	DJSOEPT	303	6.6	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	285	5.0	✓
KOL	Market Vectors-Coal	MVKOL	242	5.7	✓
FXN	First Trust Energy	STRQEN	131	2.6	
PXI	PowerShares Dyn Energy	EZK	117	1.0	
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWO	115	1.1	✓
NLR	Mkt Vect Nuclear Energy	DXNE	80	0.5	✓
ENY	Guggenheim Canada Energy	SWMEID	77	0.5	
PXE	PwrShrs Dyn Energy E&P	DWE	66	0.7	
RYE	Guggenheim S&P 500 EW Ener	S10	30	0.2	
PSCE	PwrShr S&P SC Energy	SPSU6ET	30	0.4	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	27	0.1	
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	16	0.2	✓
IPW	SPDR S&P Intl Energy	SPBMU1UP	11	0.1	
PKN	PwrShrs Glb Nuclear Energy	WNAIT	10	0.0	
OGEM	EGShares Energy GEMS	DJEEO	10	0.1	
PKOL	PowerShares Global Coal	QCLX	9	0.1	
NUCL	iShares S&P Glb Nuclr Ener	SPGTNEN	9	0.1	
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	5	0.1	
CHIE	Global X China Energy	CHIE	5	0.0	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	5	0.1	
IOIL	IQ Global Oil SC	IQSMOILT	3	0.1	
EMEY	iShares MSCI EM Energy	MXEFSEN	2	0.0	
SNDS	Sustainable NA Oil Sands	SNAOSI	1	0.0	
Financials					
XLF	Financial Sector SPDR	IXM	$9,814	$796.0	✓
KBE	SPDR S&P Bank	SPSIBK	1,777	35.0	✓
KRE	SPDR S&P Regional Bank	SPSIRBK	1,207	50.2	✓
VFH	Vanguard Financials	M2USSFNI	954	4.5	✓
IYF	iShares DJ US Financial	DJUSFNT	665	12.3	✓
IYG	iShares DJ US Finan Svcs	DJUSFV	371	3.4	✓
IXG	iShares S&P Glb Financials	SGFS	226	2.6	
FXO	First Trust Financial	STRQFN	204	3.1	✓
IAT	iShares DJ US Reg Banks	DJSRBKT	189	1.5	✓
KBWD	PwrShrs KBW High Div Fin	KDXTR	178	2.4	
KIE	SPDR S&P Insurance	SPSIINS	163	2.5	✓
KBWB	PowerShares KBW Bank	BKXTR	82	18.0	✓
IAK	iShares DJ US Insurance	DJSINST	82	0.6	
PSCF	PwrShr S&P SC Finance	SPSU6FT	75	0.2	
IAI	iShares DJ US Broker Dlrs	DJSINVT	51	0.4	✓
EUFN	iShares MSCI Europe Fin	MXEU0FN	34	0.6	
RKH	Market Vectors Bank & Brkr	MVRKHTR	25	0.9	
KCE	SPDR S&P Capital Markets	SPSICM	23	0.2	✓
PFI	PowerShares Dyn Financial	EZF	20	0.1	
KBWR	PowerShares KBW Reg Bank	KRXTR	19	0.3	
RYF	Guggenheim S&P 500 EW Fin	S40	14	0.1	
RWW	RevenueShares Financial	REVWFINT	12	0.1	
PJB	PowerShares Dyn Banking	DHD	10	0.0	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	9	0.1	
PIC	PowerShares Dyn Insurance	DWJ	8	0.0	

* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide Q1 2013

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Sectors (continued)					
Financials (continued)					
CHIX	Global X China Financials	CHIF	$7	$0.1	✓
IPF	SPDR S&P Intl Financials	SPBMU4UP	6	0.0	
EMFN	iShares MSCI EM Financials	MXEF0FN	6	0.0	
FGEM	EGShares Financials GEMS	DJEFN	4	0.0	
KME	SPDR S&P Mortgage Finance	SPSIMF	4	0.0	
BRAF	Global X Brazil Financials	SOLBZLX	4	0.0	
KBWC	PowerShares KBW Cap Mkts	KSXTR	3	0.0	
KBWP	PowerShares KBW Prop&Cas	KPXTR	3	0.0	
KBWI	PowerShares KBW Insurance	KIXTR	2	0.0	
FEFN	iShares MSCI Far East Fin	MXFA0FN	1	0.0	
AXFN	iShares MSCI ACWI exUS Fin	MXWDUFN	1	0.0	
KBWX	PowerShares KBW Intl Finan	KGXTR	1	0.0	
Healthcare					
XLV	Health Care Sector SPDR	IXV	$5,564	$213.9	✓
IBB	iShares Nasdaq Biotech	NBI	2,137	70.5	✓
VHT	Vanguard Health Care	M2USSHCI	1,080	6.6	✓
XBI	SPDR S&P Biotech	SPSIBITR	735	18.1	✓
IYH	iShares DJ US Healthcare	DJUSHC	713	5.2	✓
FXH	First Trust Health Care	STRQHC	631	5.5	
IXJ	iShares S&P Glb Healthcare	SGH	551	3.8	
IHE	iShares DJ US Pharmaceut	DJSPHMT	361	3.5	
PJP	PowerShares Dyn Pharma	DZR	331	3.0	
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	323	3.9	
IHI	iShares DJ US Med Equip	DJSMDQT	286	3.7	
FBT	Frst Trst NYSE Arca Biotech	BTK	246	2.2	✓
IHF	iShares DJ US HC Providers	DJSHCPT	225	2.4	✓
PPH	Market Vectors Pharma	MVPPHTR	170	2.5	✓
BBH	Market Vectors Biotech	MVBBHTR	160	1.8	✓
PBE	PwrShr Dyn Biotech & Gen	DZO	131	0.4	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	112	0.8	
RYH	Guggenheim S&P 500 EW HC	S35	61	2.7	
PTH	PowerShares Dyn Healthcare	EZX	51	0.3	
XHS	SPDR S&P HC Srvs	SPSIHP	37	0.4	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	31	0.4	
XHE	SPDR S&P HC Equipment	SPSIHE	17	0.2	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	10	0.1	
HGEM	EGShares HealthCare GEMS	DJEHK	3	0.0	
Industrials					
XLI	Industrial Sector SPDR	IXI	$4,339	$435.7	✓
IYJ	iShares DJ US Industrial	DJUSINT	768	15.2	✓
IYT	iShares DJ Transportation	DJTTR	670	31.6	✓
VIS	Vanguard Industrials	M2USSINI	620	3.9	
EXI	iShares S&P Glb Industrial	SGN	156	1.3	
FXR	First Trust Industrials	STRQIN	136	3.6	
ITA	iShares DJ US Aerosp & Def	DJSASDT	80	0.4	
PPA	PwrShrs Aerospace & Def	DXS	47	0.3	
PRN	PowerShares Dyn Industrial	EZL	30	0.1	
PSCI	PwrShr S&P SC Indust	SPSU6IT	23	0.1	
FAA	Guggenheim Airline	AXGALTR	19	0.2	✓
RGI	Guggenheim S&P 500 EW Inds	S20	18	0.1	
XTN	SPDR S&P Transportation	SPSITN	14	0.1	
XAR	SPDR S&P Aero & Def	SPSIAD	13	0.1	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	7	0.0	
CHII	Global X China Industrials	CHII	5	0.0	✓
IGEM	EGShares Industrial GEMS	DJEID	3	0.0	
AXID	iShrs MSCI ACWIxUS Indust	MSWDUINN	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Sectors (continued)					
Materials					
GDX	Market Vectors Gold Miners	GDM	$8,575	$633.9	✓
XLB	Materials Sector SPDR	IXB	2,876	285.9	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	2,606	67.8	✓
XME	SPDR S&P Metals & Mining	SPSIMM	1,047	141.5	✓
VAW	Vanguard Materials	M2USSMTI	751	4.1	✓
IYM	iShares DJ US Basic Mat	DJUSBMT	580	9.5	✓
MXI	iShares S&P Glb Materials	SGM	492	3.3	
SIL	Global X Silver Miners	SOLGLOSI	338	6.2	✓
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	262	0.5	
WOOD	iShares S&P Glb Timb&For	SPGTTFT	242	1.2	
FXZ	First Trust Materials	STRQMT	218	4.9	✓
CUT	Guggenheim Timber	CGTBR	203	1.4	
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	180	1.1	✓
SLX	Market Vectors Steel	STEEL	151	3.2	✓
URA	Global X Uranium	SOLURA	139	1.0	✓
PYZ	PwrShrs Dyn Basic Material	EZB	73	0.4	
CU	First Trust ISE Glb Copper	ISC	49	0.4	✓
GLDX	Global X Gold Explorers	SOLGLDX	39	0.6	✓
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	36	0.2	
COPX	Global X Copper Miners	SOLGLOCO	33	0.3	✓
RTM	Guggenheim S&P 500 EW Mats	S15	30	0.1	
SOIL	Global X Fertilizer/Potash	SOLFERT	29	0.3	
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	28	0.4	
CCXE	WisdomTree Comm Country	WTIDCCET	27	0.1	
EMT	EGShares EM Met & Min	DJEMT	10	0.1	
IRV	SPDR S&P Intl Materials	SPBMU6UP	10	0.1	
PLTM	First Trust ISE Glb Platin	ORE	9	0.1	✓
PSCM	PwrShr S&P SC Mater	SPSU6MT	7	0.1	
EMMT	iShares MSCI EM Materials	MXEF0MT	5	0.0	
GGGG	Global X Pure Gold Miners	SOLGGGG	4	0.1	
LGEM	EGShares Basic Mat GEMS	DJEBM	3	0.1	
CHIM	Global X China Materials	CHIMAT	3	0.0	
JUNR	Global X Junior Miners	VXTUAR	3	0.1	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	3	0.1	
MSXX	PureFunds ISE Mining Serv	ZIM	2	0.0	
PSTL	PowerShares Global Steel	QSTS	2	0.0	
GEMS	PureFunds ISE Diamond/Gem	ZIG	2	0.0	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	2	0.1	
SILJ	PureFunds ISE Jr Silv SC	ZIR	2	0.0	
Multi-Sector					
QQQ	PowerShares QQQ	XNDX	$33,084	$2,519.0	✓
MOO	Mkt Vectors Agribusiness	DXAG	5,738	19.7	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	1,811	7.5	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	843	4.4	
ECON	EGShares EM Consumer Titan	DJECON	780	4.3	
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	516	3.5	
IGF	iShares S&P Glb Infrastruc	SPGTINNT	380	2.7	
CHIQ	Global X China Consumer	CHIQ	194	1.5	✓
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	132	0.5	
HAP	Market Vectors Hard Assets	RVEIT	124	1.0	
PAGG	PwrShrs Global Agriculture	QAGX	111	0.4	
PXR	PwrShrs EM Infrastruct	EIBIT	103	0.4	
BRXX	EGShares Brazil Infr	IBRXX	76	0.6	
LIT	Global X Lithium	SOLLIT	68	0.3	✓
INXX	EGShares India Infr	EGSXIIXT	63	0.2	
QQXT	First Trust NDX Ex-Tech	NDXM	47	0.3	
CROP	IQ Global Agribusiness SC	IQSMCROT	36	0.2	✓

* Opt. denotes US listed options trading available on the underlying security.

3

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Sectors (continued)					
Multi-Sector (continued)					
SEA	Guggenheim Shipping	DJGSHT	$29	$0.3	✓
PSCU	PwrShr S&P SC Util	SPSU6UT	28	0.1	
BRAQ	Global X Brazil Consumer	SOLBZLC	24	0.2	
PXN	PowerShares Lux Nanotech	LUXNI	21	0.1	
FLM	First Trust ISE Glb Eng&Cons	CVL	17	0.3	
GRID	First Trust NQ Smart Grid	QGRD	14	0.0	
CHXX	EGShares China Infr	ICHXX	13	0.1	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	11	0.0	
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	11	0.2	
HECO	Huntington EcoLogical Strat	n/a	8	0.0	
INCO	EGShares India Consumer	IINCOT	7	0.1	
EMDD	EGShares EM Dom Demand	IEMDD	2	0.0	
QQQE	Direxion NASDAQ-100 EW	NDXE	2	0.1	
Real Estate					
VNQ	Vanguard REIT	RMZ	$15,890	$154.0	✓
IYR	iShares DJ US Real Estate	DJUSRET	4,293	514.7	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	3,504	21.8	✓
ICF	iShares C&S Realty Majors	RMP	2,788	29.5	✓
RWR	SPDR DJ REIT	DWRTF	1,923	15.7	✓
IFGL	iShares F E/N Devel RExUS	TRGXUU	1,559	7.7	✓
REM	iShares FTSE NAREIT Mrtge	TFNMRC	935	15.4	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	720	4.7	
VNQI	Vanguard GlblxUS Real Est	SPBMGUU	534	3.3	
FRI	First Trust S&P REIT	SPREIT	410	2.3	✓
SCHH	Schwab US REIT	DWRTFT	407	3.5	
REZ	iShares FTSE NAREIT Resid	TFN17C	266	2.0	
WPS	iShares S&P DevelxUS Prpty	SPBMWUUT	220	1.5	
DRW	WisdomTree GlblxUS RealEst	WTIRGRET	109	0.6	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	102	0.4	
TAO	Guggenheim China RE	ACNRET	88	1.3	✓
MORT	Market Vectors Mortg REIT	MVMORTTR	87	1.6	
FTY	iShares FTSE NAREIT RE 50	FNRSTR	75	0.5	
GRI	C&S Global Realty Majors	GRM	71	0.3	
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	39	0.4	
IFAS	iShares FTSE E/N Asia	TRGASU	37	0.4	
RTL	iShares FTSE NAREIT Retail	TFN20C	23	0.3	
IFNA	iShares FTSE E/N North Am	TRGNAU	22	0.2	
ROOF	IQ US Real Estate SC	IQSMREST	21	0.3	
WREI	Wilshire US REIT	WILREIT	18	0.2	
IFEU	iShares FTSE E/N Europe	NUPRA	14	0.1	
FNIO	iShares FTSE NAREIT Indu	TFN13C	10	0.0	
Technology					
XLK	Technology Sector SPDR	IXT	$8,522	$262.0	✓
VGT	Vanguard Technoloy	M2USSITI	2,594	12.3	✓
IYW	iShares DJ US Technology	DJUSTCT	1,541	11.6	✓
FDN	First Trust DJ Internet	DJINET	652	4.6	✓
IGV	iShares S&P NA Software	SPGSTISO	642	3.1	✓
IXN	iShares S&P Glb Technology	SGI	481	3.1	
IGM	iShares S&P NA Technology	SPGSTI	464	3.0	
SMH	Market Vectors Semicons	MVSMHTR	352	55.7	✓
IGN	iShares S&P NA MMedia Ntwk	SPGSTIIP	261	1.0	✓
SOXX	iShares PHLX SOX Semicond	SOX	234	12.5	✓
MTK	SPDR MS Technology	MSH	167	0.3	
FXL	First Trust Technology	STRQTC	135	2.6	
QTEC	First Trust NDX Technology	NDXT	108	0.9	✓
RYT	Guggenheim S&P 500 EW Tech	S45	93	0.7	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Sectors (continued)					
Technology (continued)					
QQEW	First Trust NDX Equal Wgt	NDXE	$90	$0.6	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	86	0.3	
SKYY	First Trust ISE Cloud Comp	CPQ	80	0.6	✓
PNQI	PwrShrs NASDAQ Internet	NETX	51	0.4	
PSJ	PowerShares Dyn Software	DZC	44	0.2	
PXQ	PowerShares Dyn Networking	DZN	40	0.6	
XSD	SPDR S&P Semiconductor	SPSISCTR	34	2.2	
PTF	PowerShares Dyn Technology	EZV	30	0.1	
CQQQ	Guggenheim China Tech	ACNITTR	18	0.1	✓
PSI	PwrShrs Dyn Semiconductors	DZE	16	0.1	
XSW	SPDR S&P Software & Srvs	SPSISS	13	0.1	
IPK	SPDR S&P Intl Technogy	SPBMUTUP	12	0.1	
SOCL	Global X Social Media	SOCL	11	0.2	✓
QQQC	Global X NASDAQ China Tech	NCL9000X	3	0.0	
AXIT	iShrs MSCI ACWIxUS Info Te	MSWDUITN	3	0.0	
AAIT	iShrs MSCI AC Asia InfoTech	MSIAITNU	3	0.1	
QGEM	EGShares Technology GEMS	DJETX	1	0.0	
Telecommunications					
IXP	iShares S&P Glb Telecomm	SGT	$475	$4.0	
IYZ	iShares DJ US Telecomm	DJSTELT	474	12.7	✓
VOX	Vanguard Telecomm	M2USSTCI	418	5.0	✓
IST	SPDR S&P Intl Telecomm	SPBMUSUP	26	0.2	
XTL	SPDR S&P Telecom	SPSITE	5	0.1	
TGEM	EGShares Telecom GEMS	DJETS	4	0.0	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.0	
Utilities					
XLU	Utilities Sector SPDR	IXU	$5,356	$278.8	✓
VPU	Vanguard Utilities	M2USSUTI	1,216	11.8	✓
IDU	iShares DJ US Utilities	DJUSUTT	904	8.7	✓
JXI	iShares S&P Glb Utilities	SGU	236	1.7	✓
FXU	First Trust Utilities	STRQUT	169	3.5	
GII	SPDR Glb Infrastruct 100	MCGIGIDT	60	0.6	
PUI	PowerShares Dyn Utilities	DWU	39	0.1	
RYU	Guggenheim S&P 500 EW Util	SPXEWCTR	38	0.4	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	38	0.2	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	27	0.3	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	6	0.1	
UGEM	EGShares Utilities GEMS	DJEUT	3	0.0	
Water and Clean Energy					
PHO	PowerShares Water Resour	GWATUSL	$833	$2.8	✓
CGW	Guggenheim S&P Glb Water	SPGTAQTR	209	0.6	
PIO	PowerShares Global Water	GWATERL	197	0.9	
PBW	PwrShrs WH Clean Energy	ECO	129	0.7	✓
FIW	First Trust ISE Water	HHO	74	0.3	✓
PZD	PowerShares Cleantech	CTIUS	67	0.2	
PBD	PwrShrs Glb Clean Energy	NEXUST	60	0.2	
TAN	Guggenheim Solar	SUNIDX	56	0.8	✓
GEX	Mkt Vec Glb Alt Energy	AGIXLT	46	0.1	✓
PUW	PwrShrs WH Progr Energy	WHPRO	38	0.1	
ICLN	iShares S&P Glb Clean En	SPGTCLNT	27	0.1	
EVX	Mkt Vec Environment Svcs	AXENV	21	0.0	
FAN	First Trust Glb Wind Ener	GWE	20	0.1	
QCLN	First Trust NQ Green Energy	CELS	14	0.0	
KWT	Market Vectors Solar Ener	SOLRXT	13	0.1	✓
PWND	PwrShrs Global Wind Energy	QWNX	8	0.0	

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide Q1 2013

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$40,080	$931.3	✓
VEA	Vanguard MSCI Euro Pac	NDDUEAFE	11,166	83.6	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	8,639	39.9	✓
ACWI	iShares MSCI ACWI	NDUEACWF	3,480	35.8	✓
VT	Vanguard Total World	GEISAC	1,782	10.8	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	1,651	11.1	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	1,647	6.7	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,390	6.7	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	1,291	11.4	✓
VXUS	Vanguard Total Intl Stock	MIMUAWUN	1,202	7.7	✓
VSS	Vanguard FTSE AWxUS SC	FSMUGXUS	1,164	4.1	
IOO	iShares S&P Global 100	SPTR100N	1,072	3.2	✓
SCHF	Schwab International Equity	FTAD02	1,053	5.8	✓
GWX	SPDR S&P Intl SC	STBMWUU2	707	2.1	✓
TOK	iShares MSCI Kokusai	NDDUKOK	647	0.3	
GWL	SPDR S&P World ex-US	SCRTWU	473	2.9	
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	374	2.0	
IEFA	iShares Core MSCI EAFE	MIMUEAFN	296	5.1	
SCHC	Schwab Intl Small-Cap	GPSCW002	211	1.0	✓
DGT	SPDR Global Dow	GDOWD	91	0.4	
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	72	0.4	
ADRD	BLDRS DM 100 ADR	BKTDM	47	0.1	
MDD	SPDR S&P Intl MC	SPBMUMUP	33	0.1	
IFSM	iShares FTSE Dev SC ex NA	FSZUDXNA	29	0.1	
DBEF	db-X MSCI EAFE Crncy-Hdg	M0EFHUSD	18	0.2	
EWEF	Guggenheim MSCI EAFE EW	M2EAEWGT	12	0.1	
URTH	iShares MSCI World	NDDUWI	6	0.0	
ACIM	SPDR MSCI ACWI IMI	MXWDIM	5	0.1	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$5,472	$163.6	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	3,875	36.2	✓
EWH	iShares MSCI Hong Kong	NDDUHK	3,101	67.6	✓
EWA	iShares MSCI Australia	NDDUAS	2,513	58.0	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,279	16.3	✓
VPL	Vanguard MSCI Pacific	NDDUP	1,698	11.9	✓
EWS	iShares MSCI Singapore	NDDUSG	1,562	27.6	✓
AIA	iShares S&P Asia 50	SPAS50NT	229	1.0	
NKY	MAXIS Nikkei 225 Index	NKY	200	5.1	✓
ENZL	iShares MSCI NZ Inves Mkt	MIMUNZLN	161	1.7	
ITF	iShares S&P/TOPIX 150	SPTR150N	63	0.5	
JSC	SPDR Russ/Nom Japan SC	RNIRIS	61	0.3	
SCJ	iShares MSCI Japan SC	NCUAJN	44	0.4	
ADRA	BLDRS Asia 50 ADR	BKTAS	29	0.1	
JPP	SPDR Russ/Nom Prime JP	RNPRI	15	0.1	
KROO	IQ Australia SC	IQSMAUST	14	0.1	
EWSS	iShares MSCI Singapore SC	NCUASG	6	0.1	
DBJP	db-X MSCI Japan Crncy-Hdg	M0JPHUSD	5	0.1	
AXJS	iShares MSCI AC Asia ex JP	MXASJSC	3	0.0	
EWHS	iShares MSCI HK SC	NCUAHK	1	0.0	
EWAS	iShares MSCI Australia SC	NCUAAS	1	0.0	
Europe					
VGK	Vanguard MSCI European	NDDUE15	$5,398	$91.3	✓
EWG	iShares MSCI Germany	NDDUGR	4,004	95.8	✓
EZU	iShares MSCI EMU	NDDUEMU	2,278	44.8	✓
EWU	iShares MSCI UK	NDDUUK	1,448	15.5	✓
FEZ	SPDR EURO STOXX 50	SX5U	1,359	18.0	✓
IEV	iShares S&P Europe 350	SPTR350N	1,225	10.0	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International (continued)					
Europe (continued)					
EWL	iShares MSCI Switzerland	NDDUSZ	$704	$8.2	✓
EWQ	iShares MSCI France	NDDUFR	454	11.7	✓
EWI	iShares MSCI Italy	NDDUIT	432	12.3	✓
EWD	iShares MSCI Sweden	NDDUSW	357	6.0	✓
EWP	iShares MSCI Spain	NDDUSP	245	12.2	✓
EWN	iShares MSCI Netherl IMI	MIMUNETN	156	2.7	
EWO	iShares MSCI Austria IMI	MIMUATAN	130	1.7	
EIS	iShares MSCI Israel Capped	MISCNU	78	0.8	
EWK	iShares MSCI Belgium IMI	M1BESIM	57	1.2	
NORW	Global X Norway 30	TNOR30U	56	0.6	
FEU	SPDR STOXX 50	SX5P	46	0.3	
EIRL	iShares MSCI Irelnd Cap IMI	MSEUII$N	39	0.4	
GXF	Global X FTSE Nordic Reg	TN30XU	28	0.2	
GREK	Global X FTSE Greece 20	ASECU	25	0.8	
ADRU	BLDRS Europe 100 ADR	BKTEUR	14	0.0	
ENOR	iShares MSCI Norway Cap IMI	M1NOSIM	12	0.1	
EWGS	iShares MSCI Germany SC	NCUDGR	8	0.3	
GERJ	Market Vectors Germany SC	MVGERJTR	5	0.0	
EDEN	iShares MSCI DK Cap IMI	M1DKSIM	3	0.2	
EWUS	iShares MSCI UK SC	NCUDUK	3	0.1	
EFNL	iShares MSCI FI Cap IMI	M1FISIM	1	0.1	
North America					
EWC	iShares MSCI Canada	NDDUCA	$4,796	$46.5	✓
CNDA	IQ Canada SC	IQSMCANT	19	0.1	✓
DBCN	db-X MSCI Canada Crncy-Hdg	M0CAHUSD	5	0.0	
EWCS	iShares MSCI Canada SC	NCUDCA	2	0.0	
Emerging Markets – Global					
VWO	Vanguard FTSE EM	HORIZ1U	$60,791	$803.2	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	51,852	1,910.2	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	899	2.8	
SCHE	Schwab Emrg Markets Equity	FTAG01	791	5.4	✓
ADRE	BLDRS EM 50 ADR	BKTEM	320	1.7	
IEMG	iShares Core MSCI EM	MIMUEMRN	303	5.5	
FRN	Guggenheim Frontier Mkts	BKNFRR	164	0.9	
GMM	SPDR S&P Emg Mkts	STBMEMU	161	1.2	
AGEM	EGShares GEMS Composite	DJEEG	16	0.1	
EWEM	Guggenheim MSCI EM EW	M2EFEWGT	14	0.1	
EVAL	iShares MSCI EM Value	NUVEEMVN	10	0.1	
EEMS	iShares MSCI EM SC	MSLUEMRN	10	0.1	
DBEM	db-X MSCI EM Crncy-Hdg	M0EMHUSD	5	0.1	
EGRW	iShares MSCI EM Growth	NDUEEGFN	3	0.0	
EMFT	SPDR MSCI EM 50	MXEF50	3	0.0	
EMCR	EGShares EM Core	SPEMCR	2	0.0	
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil	NDUEBRAF	$9,433	$690.8	✓
FXI	iShares FTSE China 25	GPDEU3TR	8,706	542.6	✓
EWY	iShares MSCI South Korea	NDEUSKO	3,384	100.5	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,685	74.8	✓
EWW	iShares MSCI Mexico IMI	MIMUMEXN	2,114	146.8	✓
RSX	Market Vectors Russia	MVRSXTR	1,706	116.7	✓
ILF	iShares S&P Latin Amer 40	SPTRL40N	1,643	25.8	✓
GXC	SPDR S&P China	SCRTCN	1,151	11.1	✓
EWM	iShares MSCI Malaysia	NDDUMAF	949	26.8	✓
MCHI	iShares MSCI China	NDEUCHF	893	13.5	✓
THD	iShares MSCI Thailand	MIMUTHAN	828	14.3	
TUR	iShares MSCI Turkey	MIMUTURN	824	13.6	

* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
BKF	iShares MSCI BRIC	NDUEBRIC	$793	$3.9	
ECH	iShares MSCI Chile IMI	MIMUCHLN	589	8.5	✓
BRF	Market Vectors Brazil SC	MVBRFTR	554	5.9	✓
EZA	iShares MSCI South Africa	NDEUSSA	527	21.9	✓
EPU	iShares MSCI All Peru	MXPECAPD	520	6.3	✓
GMF	SPDR S&P EM Asia Pacific	STBMAEU	489	3.4	
PIN	PowerShares India	III	431	12.5	✓
IDX	Market Vectors Indonesia	MVIDXTR	406	5.5	
EIDO	iShares MSCI Indonesia IMI	MIMUINON	396	7.0	
INDY	iShares S&P India Nifty 50	BXTRNIFT	381	3.7	✓
HAO	Guggenheim China SC	ACNSC	346	3.4	✓
VNM	Market Vectors Vietnam	MVVNMTR	344	2.8	
BIK	SPDR S&P BRIC 40	SPTRBRIC	334	1.6	
EEB	Guggenheim BRIC	BKBRICT	310	2.0	✓
EPHE	iShares MSCI Philippines IMI	MIMUPHIN	239	5.3	
ERUS	iShares MSCI Russia Capped	MSEURU$N	226	7.3	
PGJ	PwrShr Golden Dragon China	HXC	198	0.7	✓
EPOL	iShares MSCI Poland IMI	MIMUPOLN	188	2.9	
GXG	Global X FTSE Colombia 20	TCOLO20U	181	4.3	✓
GML	SPDR S&P EM Lat Am	SCRTLA	112	0.5	
SCIF	Market Vectors India SC	MVSCIFTR	106	1.2	✓
GUR	SPDR S&P Emerging Europe	STBMEECQ	96	0.8	✓
GAF	SPDR S&P EM Middle East	STBMMEU	95	0.6	
AFK	Market Vectors-Africa	DJAFKT	87	0.8	
INDA	iShares MSCI India	NDEUSIA	73	0.7	
FNI	First Trust ISE Chindia	ICK	67	0.2	✓
YAO	Guggenheim China All-Cap	ACNACTR	57	0.4	✓
EWZS	iShares MSCI Brazil SC	MSLUBRZN	55	0.3	
BICK	First Trust BICK	BIQ	48	0.2	
ASEA	Global X Asean 40	TASEAN40	38	0.2	
RBL	SPDR S&P Russia	SPCQXRUP	38	0.7	
EGPT	Market Vectors Egypt Index	MVEGPTTR	37	1.1	
PEK	Market Vectors China	CSIR0300	36	0.4	
FCHI	iShares FTSE China HK List	CH80	35	0.1	
PLND	Market Vectors Poland	MVPLNDTR	32	0.3	
SCIN	EGShares India SC	ISCIN	26	0.1	
ECNS	iShares MSCI China SC	MSLUCHNN	24	0.2	
EEMA	iShares MSCI EM Asia	NDUEEGFA	23	0.4	
FM	iShares MSCI Frontier 100	MXFM100	21	0.2	
BRAZ	Global X Brazil MC	SOLBRAZ	19	0.1	
ESR	iShares MSCI EM East Eur	NDUEEMEE	17	0.3	
PMNA	PwrShr MENA Frontier Cntry	QMNX	16	0.1	
LATM	Mkt Vect LatAm SC	MVLATMTR	14	0.0	
MES	Market Vectors Gulf States	DJMEST	10	0.1	
AND	Global X FTSE Andean 40	TANDE40U	9	0.0	
RSXJ	Market Vectors Russia SC	MVRSXJTR	8	0.2	
BBRC	EGShares Beyond BRICs	IBBRC	8	0.1	
EEME	iShares MSCI EM EMEA	NDDUEMEA	6	0.1	
EEML	iShares MSCI EM LatAm	NDUEEGFL	5	0.0	
SMIN	iShares MSCI India SC	MSLUINDN	5	0.1	
DBBR	db-X MSCI Brazil Crncy-Hdg	M0BRHUSD	4	0.1	
ARGT	Global X FTSE Argentina 20	TARG20U	3	0.0	
COLX	Market Vectors Colombia	MVCOLXTR	3	0.0	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	2	0.0	
GMFS	SPDR S&P SC EM AsiaPac	SPAE2BUN	2	0.0	
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$1,320	$397.1	✓
FAS	Direxion Daily Finan Bull 3X	RGUSFL	1,113	416.7	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – Equities (continued)					
UWM	ProShares Ultra R2000	RTY	$804	$53.7	✓
MVV	ProShares Ultra SP 400	MID	770	23.3	✓
UYG	ProShares Ultra Financials	DJUSFN	769	35.1	✓
QLD	ProShares Ultra QQQ	NDX	692	168.1	✓
TNA	Direxion Daily SC Bull 3X	RTY	642	504.3	✓
NUGT	Direxion Gld Mnrs Bull 2X	GDM	430	68.4	✓
UPRO	ProShares UltraPro SP500	SPX	384	163.9	✓
URE	ProShares Ultra RealEstate	DJUSRE	364	7.4	✓
EDC	Direxion Daily EM Bull 3X	MXEF	343	38.1	✓
TQQQ	ProShares UltraPro QQQ	NDX	327	110.1	✓
ERX	Direxion Daily Ener Bull 3X	IXE	258	51.8	✓
SPXL	Direxion Daily SPX Bull 3X	SPX	234	61.0	✓
DDM	ProShares Ultra Dow30	INDU	219	28.1	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	205	11.6	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	160	8.8	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	153	177.8	✓
TECL	Direxion Daily Tech Bull 3X	IXT	147	10.7	✓
DRN	Direxion Daily RE Bull 3X	RMZ	98	12.3	✓
SOXL	Direxion Semicond Bull 3X	SOX	94	11.4	✓
URTY	ProShares UltraPro R2000	RTY	82	18.7	✓
YINN	Direxion Daily China 3X Bull	BKTCN	82	2.6	✓
ROM	ProShares Ultra Technology	DJUSTC	70	1.4	✓
UDOW	ProShares UltraPro Dow30	INDU	55	8.8	✓
RSU	Guggenheim 2X S&P 500	SPX	54	1.3	✓
RXL	ProShares Ultra HealthCare	DJUSHC	47	0.5	
MIDU	Direxion Daily MC Bull 3X	MID	43	3.6	✓
EET	ProShares Ultra MSCI EM	MXEF	43	0.9	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	42	1.0	
XPP	ProShares Ultra FTSE China	XINOU	41	1.5	✓
USD	ProShares Ultra Semicond	DJUSSC	40	0.7	✓
LBJ	Direxion Daily LatAm 3X Bull	SPTRL40N	35	0.6	✓
GASL	Direxion Nat Gas Bull 2X	FUM	30	3.7	✓
INDL	Direxion India Bull 3X	III	29	0.9	✓
UMDD	ProShares UltraPro Mid400	MID	28	2.9	✓
DZK	Direxion Daily DM Bull 3X	MXEA	25	0.7	✓
RUSL	Direxion Russia Bull 3X	MVRSX	24	1.9	✓
SAA	ProShares Ultra S&P600	SML	21	0.2	✓
UXI	ProShares Ultra Industrial	DJUSIN	21	0.2	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	18	0.2	
UPW	ProShares Ultra Utilities	DJUSUT	17	0.2	
UGE	ProShares Ultra Cons Goods	DJUSNC	15	0.0	
UKF	ProShares Ultra R1000 Gro	RLG	15	0.0	
UBR	ProShares Ultra MSCI Braz	MXBR	14	0.4	
UCC	ProShares Ultra Cons Svcs	DJUSCY	12	0.1	
UKK	ProShares Ultra R2000 Gro	RUO	12	0.3	
EFO	ProShares Ultra MSCI EAFE	MXEA	12	0.2	
UVT	ProShares Ultra R2000 Val	RUJ	10	0.2	
RETL	Direxion Retail Bull 3X	RU15SRTL	10	0.3	
UKW	ProShares Ultra RussMCGro	RDG	9	0.1	
UPV	ProShr Ultra MSCI Europe	MXEU	8	0.3	
UVU	ProShares Ultra RussMCVal	RMV	7	0.0	
CURE	Direxion HlthCr Bull 3X	IXV	6	0.2	
UVG	ProShares Ultra R1000 Val	RLV	6	0.1	
UWC	ProShares Ultra R3000	RAY	5	0.0	
LTL	ProShares Ultra Telecomm	DJSTEL	5	0.0	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	4	0.0	
MATL	Direxion Basic Mat Bull 3X	IXB	3	0.2	
FINU	ProShares UltraPro 3XFins	DJUSFN	3	0.1	
UMX	ProShr Ultra MSCI Mex IMI	MZMXI	3	0.0	
KRU	ProShares Ult KBW Reg Bank	KRX	2	0.0	

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide Q1 2013

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Inverse – Equities					
SH	ProShares Short S&P500	SPX	$1,680	$113.0	✓
SDS	ProShares UltraShort SP500	SPX	1,547	384.8	✓
TZA	Direxion Daily SC Bear 3X	RTY	734	298.9	✓
FAZ	Direxion Daily Finan Bear 3X	RGUSFL	544	184.8	✓
SPXU	ProShares UltPro Shrt SP500	SPX	451	188.0	✓
RWM	ProShares Short R2000	RTY	386	31.4	✓
QID	ProShares UltraShort QQQ	NDX	370	139.0	✓
DXD	ProShares UltraShort Dow30	INDU	259	43.2	✓
TWM	ProShares UltSh R2000	RTY	253	48.7	✓
DOG	ProShares Short Dow30	INDU	236	16.3	✓
EUM	ProShares Short MSCI EM	MXEF	202	3.3	
PSQ	ProShares Short QQQ	NDX	180	22.8	✓
SPXS	Direxion Daily SPX Bear 3X	SPX	155	33.2	✓
SKF	ProShares UltSh Financials	DJUSFN	152	14.0	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	130	73.5	✓
EFZ	ProShares Short MSCI EAFE	MXEA	112	3.9	✓
FXP	ProShares UltSh FTSE China	FXTID	108	5.2	✓
SRS	ProShares UltSh Real Est	DJUSRE	103	3.8	✓
EDZ	Direxion Daily EM Bear 3X	MXEF	86	21.0	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	83	32.9	✓
EPV	ProShares UltSh MSCI Eur	MXEU	74	6.9	✓
SDOW	ProShares UltraPro Shrt D30	INDU	71	24.3	✓
SEF	ProShares Short Financials	DJUSFN	64	1.3	✓
ERY	Direxion Daily Ener Bear 3X	IXE	60	19.0	✓
SRTY	ProShares UltraPro Shrt R2	RTY	57	21.6	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	52	9.7	✓
EEV	ProShares UltSh MSCI EM	MXEF	49	5.7	✓
DUST	Direxion Gld Mnrs Bear 2X	GDM	35	24.2	✓
RSW	Guggenheim Inv 2X S&P 500	SPX	35	1.1	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	33	6.8	✓
REK	ProShares Shrt Real Estate	DJUSRE	27	0.3	
MZZ	ProShares UltraSh SP 400	MID	24	2.0	✓
TECS	Direxion Daily Tech Bear 3X	IXT	22	4.4	✓
SOXS	Direxion Semicond Bear 3X	SOX	22	7.0	✓
MYY	ProShares Short SP 400	MID	18	0.7	
DRV	Direxion Daily RE Bear 3X	RMZ	16	2.0	✓
SBB	ProShares Short S&P600	SML	15	0.5	
BZQ	ProShares UltSh MSCI Brazil	MXBR	14	1.4	✓
MIDZ	Direxion Daily MC Bear 3X	MID	13	2.0	✓
REW	ProShares UltSh Technology	DJUSTC	12	0.4	✓
DPK	Direxion Daily DM Bear 3X	MXEA	11	0.8	✓
SSG	ProShares UltSh Semicond	DJUSSC	10	0.5	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	10	0.7	✓
EWV	ProShares UltSh MSCI Japan	MXJP	9	0.2	✓
YXI	ProShares Shrt FTSE China	XINOU	9	0.2	
SDD	ProShares UltraShort SP600	SML	8	0.3	
SMDD	ProShares UltraPro Shrt SP4	MID	8	2.2	✓
YANG	Direxion Daily China 3X Bear	BKTCN	7	0.4	✓
SBM	ProShares Shrt Basic Mat	DJUSBM	7	0.2	
SIJ	ProShares UltSh Industrial	DJUSIN	6	0.2	✓
SKK	ProShares UltSh R2000 Gro	RUO	6	0.2	
RUSS	Direxion Russia Bear 3X	MVRSX	6	1.0	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	6	0.1	
RXD	ProShares UltSh HealthCare	DJUSHC	5	0.1	
DDG	ProShares Short Oil & Gas	DJUSEN	5	0.1	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	5	0.1	
BIS	ProShr UltShrt Nsdq Biotech	NBI	4	0.3	
KRS	ProShares Short KBW Reg Bk	KRX	4	0.0	
SJH	ProShares UltSh R2000 Val	RUJ	3	0.0	
SDP	ProShares UltSh Utilities	DJUSUT	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Inverse – Equities (continued)					
GASX	Direxion Nat Gas Bear 2X	FUM	$2	$1.5	✓
SZK	ProShares UltSh Cons Good	DJUSNC	2	0.1	
SFK	ProShares UltSh R1000 Gro	RLG	2	0.0	
SDK	ProShares UltSh RussMCGr	RDG	2	0.0	
TLL	ProShares UltSh Telecomm	DJSTEL	2	0.0	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	1	0.0	
SJF	ProShares UltSh R1000 Val	RLV	1	0.0	
TWQ	ProShares UltraShort R3000	RAY	1	0.0	
SMK	ProShares UltSh MSCI Mex	MZMXI	1	2.7	
FINZ	ProShares UltraPro Sh Fins	DJUSFN	1	0.1	
SJL	ProShares UltSh RussMCVa	RMV	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	MERGDVGT	$12,373	$54.8	✓
DVY	iShares DJ Select Dividend	DJDVY	10,529	64.6	✓
SDY	SPDR S&P Dividend	SPHYDATR	9,657	48.7	✓
VYM	Vanguard High Div Yield	TGPVAN	4,360	24.9	✓
HDV	iShares High Div Equity	MDYFT	2,192	18.7	✓
DLN	WisdomTree LC Div	WTLDITR	1,264	6.6	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,100	12.3	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	583	5.3	✓
FDL	First Trust Mrngstr Div	MDL	555	5.0	
DHS	WisdomTree Equity Income	WTHYE	538	3.9	
FVD	First Trust Value Line Div	VLFVD	516	2.0	
DES	WisdomTree SC Div	WTSDITR	413	2.4	
DON	WisdomTree MC Div	WTMDITR	402	2.4	
PEY	PowerShares HY Equity Div	MERGDAYT	280	1.9	
DTD	WisdomTree Total Dividend	WTDITR	272	1.6	
PFM	PowerShares Div Achievers	MERGDAAT	260	1.5	
SDOG	ALPS Sector Dividend Dogs	n/a	77	1.0	
LVL	Guggenheim S&P Glb Div	SPGTGDOT	53	0.4	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	52	0.9	
SPHD	PowerShares SPS High Div	SPSLVHDT	31	1.5	
QDF	FlexShares Quality Div	NTUQD	5	0.5	
QDYN	FlxShrs Quality Div Dynam	NTUQDDY	3	0.0	
QDEF	FlxShrs Quality Div Defens	NTUQDDF	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International					
DEM	WisdomTree EM Equity	WTEMHYTR	$5,000	$33.5	✓
IDV	iShares DJ EPAC Select Div	DJEPCSDT	1,474	9.2	✓
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	1,320	13.4	
DGS	WisdomTree EM SC Div	WTEMSCTR	1,243	6.3	✓
DWX	SPDR S&P Intl Dividend	SPGTDOU	1,203	9.8	✓
PID	PowerShares Internat Div	MERGDATT	747	2.6	
DLS	WisdomTree Intl SC Div	WTIDSCTR	496	1.7	
DWM	WisdomTree DEFA	WTIDFATR	425	2.1	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	376	3.6	
DOO	WisdomTree Intl Div	WTIDXFTR	347	1.4	
FGD	First Trust DJ Glb Sel Div	DJGSD	250	1.5	
SDIV	Global X SuperDividend	SOLSDIV	208	2.8	
DOL	WisdomTree Intl LC Div	WTIDLCTR	202	1.0	
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	187	0.7	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	179	1.7	✓
DIM	WisdomTree Intl MC Div	WTIDMCTR	106	0.5	
DEW	WisdomTree Global Equity	WTGDHYTR	100	0.4	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	93	0.4	
DVYE	iShares EM Dividend	DJEMDIVR	76	0.7	
AUSE	WisdomTree Australia Div	WTIDAUST	71	0.3	
DNL	WisdomTree GlobalxUS Gro	WTGDXGTR	69	0.3	

* Opt. denotes US listed options trading available on the underlying security.

7

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Dividend (continued)					
International (continued)					
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	$36	$0.5	
DFE	WisdomTree Europe SC Div	WTIDESTR	35	0.2	
CHXF	WisdomTree CH Div Ex-Fins	WTCXFTR	31	1.2	
DVYA	iShares Asia/Pac Div 30	DJAPSDT	25	0.3	
FDD	First Trust STOXX EUSelDiv	SD3L	18	0.2	
GULF	WisdomTree Middle East Div	WTEMMETR	12	0.0	
ABCS	Guggenheim ABC High Div	BKABCT	10	0.1	

* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide Q1 2013

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$25,115	$258.8	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	16,179	301.2	✓
JNK	SPDR Barc High Yield Bond	LHVLTRUU	12,798	181.2	✓
CSJ	iShares Barc 1-3 Yr Credit	LD01TRUU	9,308	61.1	✓
CIU	iShares Barc Interm Credit	LUICTRUU	5,281	39.9	✓
VCSH	Vanguard ST Corporate	LD18TRUU	4,793	34.5	
VCIT	Vanguard Interm Corporate	n/a	3,490	31.7	✓
SCPB	SPDR Barc Short Term Corp	LF99TRUU	1,735	8.1	
CFT	iShares Barc Credit Bond	LUCRTRUU	1,407	9.2	
VCLT	Vanguard LT Corporate	LD07TRUU	1,151	17.4	✓
PHB	PowerShares Fund HY Corp	RAFIHY	856	12.1	✓
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	838	8.3	
SJNK	SPDR Barc ShTrm High Yld	BHYSTRUU	674	8.0	
CLY	iShares 10+Yr Credit	CY09	449	5.1	
ITR	SPDR Barc Interm Credit	LD06TRUU	355	1.8	
BSJF	Guggenheim BulltShr '15 HY	BSJKF	341	2.5	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	324	2.9	
CORP	PIMCO Invest Grade Corp Bd	C0A0	219	3.0	
IHY	Market Vectors Intl HY Bd	HXUS	215	2.3	
BSJE	Guggenheim BulltShr '14 HY	BSJKE	202	1.5	
BSJD	Guggenheim BulltShr '13 HY	BSJKD	199	1.3	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	192	1.2	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	189	0.7	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	167	0.7	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	164	0.7	
BSCD	Guggenheim BulletShr '13 Bd	BSCBD	159	0.5	
LWC	SPDR Barc LT Credit	LD07TRUU	128	2.3	
BSJG	Guggenheim BulltShr '16 HY	BSJKG	53	0.6	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	33	0.3	
BSCI	Guggenheim BltShrs '18 CB	BSCBI	32	0.3	
CBND	SPDR Barc Issuer Scored CB	ISCUTRUU	29	0.2	
BSJI	Guggenheim BulltShr '18 HY	BSJKI	29	0.4	
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	29	0.3	
BSJH	Guggenheim BulltShr '17 HY	BSJKH	21	0.3	
XOVR	SPDR BofA ML Crossover Bnd	XOVD	16	0.4	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	16	0.2	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	16	0.2	
ENGN	iShares Industrials Sect Bnd	LUAITRUU	15	0.1	
ANGL	Mkt Vectrs Fallen Angel HY	H0FA	11	0.3	
MONY	iShares Financials Sect Bnd	LUFITRUU	11	0.1	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	10	0.2	
AMPS	iShares Utilities Sect Bnd	LUAUTRUU	10	0.2	
US Government					
TIP	iShares Barc TIPS	LBUTTRUU	$22,041	$121.0	✓
SHY	iShares Barc 1-3 Yr Treas	LT01TRUU	7,902	84.5	✓
IEF	iShares Barc 7-10 Yr Treas	LT09TRUU	4,540	86.1	✓
TLT	iShares Barc 20+ Yr Treas	LT11TRUU	3,017	704.3	✓
SHV	iShares Barc Short Treas	LT12TRUU	2,612	29.0	
IEI	iShares Barc 3-7 Yr Treas	LT13TRUU	2,055	59.6	✓
BIL	SPDR Barc 1-3 Month T-Bill	LD12TRUU	1,218	29.9	✓
STPZ	PIMCO 1-5 Year US TIPS	GVQI	996	5.8	
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	834	4.9	
IPE	SPDR Barclays TIPS	BCIT1T	768	4.5	
TLH	iShares Barc 10-20Yr Treas	LT10TRUU	641	8.8	✓
SCHP	Schwab US TIPs	LBUTTRUU	557	3.7	
STIP	iShares Barc 0-5Yr TIPS	LTPSTRUU	428	3.2	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	413	2.1	
SCHO	Schwab Short-Term US Treas	n/a	250	2.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
US Government (continued)					
VGSH	Vanguard ST Govt	BCEY6T	$249	$2.2	
SCHR	Schwab Inter-Term US Treas	n/a	210	2.9	
ITE	SPDR Barc Interm Treasury	LT08TRUU	176	0.8	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	163	0.7	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	158	4.8	
EDV	Vanguard Extend Dur Treas	n/a	158	3.8	
GOVT	iShares Barclays US Treas	LUATTRUU	146	5.2	
TIPZ	PIMCO Broad US TIPS	G0QI	136	0.9	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	122	0.9	
VTIP	Vanguard ST Inflat-Protect	n/a	121	3.1	
VGIT	Vanguard Interm Govt	n/a	118	1.1	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	98	4.6	
VGLT	Vanguard LT Govt	LGL1TRUU	74	2.0	
TLO	SPDR Barc Long-Term Treas	LUTLTRUU	42	1.8	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	22	0.2	
TRSY	PIMCO Broad US Treasury	G0QL	19	0.0	
TENZ	PIMCO 7-15 Year US Treas	G8OC	16	0.3	
SST	SPDR Barc ShTerm Treas	LTR1TRUU	3	0.1	
Aggregate and Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$17,960	$105.9	✓
AGG	iShares Core Total US Bond	LBUSTRUU	15,283	117.0	✓
BSV	Vanguard Short-Term Bond	n/a	9,362	46.4	
MBB	iShares Barc MBS	LUMSTRUU	6,324	51.1	✓
BIV	Vanguard Interm Bond	n/a	4,430	23.3	✓
BKLN	PwrShr Senior Loan Portfol	SPBDLL	1,591	18.7	
BAB	PowerShares Build America	BABS	1,118	7.5	
GVI	iShares Barc IntermGov/Crd	LF97TRUU	1,072	5.5	
CWB	SPDR Barc Convertible Bond	LUCCTRUU	952	8.8	
BLV	Vanguard Long-Term Bond	n/a	799	7.2	✓
LAG	SPDR Barc Aggregate Bond	LBUSTRUU	656	2.9	
FLOT	iShares Floating Rate Note	BFUSTRUU	471	6.9	
ALD	WisdomTree Asia Local Debt	HSUALBI	459	2.0	✓
AGZ	iShares Barc Agency Bond	LUAASIUU	425	2.4	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	387	4.4	
VMBS	Vanguard MBS	LUMSTRUU	314	2.7	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	220	1.8	
ILTB	iShares Core Long-Term Bnd	LGCSTRUU	204	1.5	
GBF	iShares Barc Govt/Credit	LUGCTRUU	190	1.0	
BABS	SPDR Nuveen Barc BuildAmer	LBABTRUU	116	2.0	
CMBS	iShares Barclays CMBS Bnd	LUCMTRUU	52	0.4	
MBG	SPDR Barc MBS	LUMSTRUU	49	0.4	
SNLN	Pyxis/iBoxx Senior Loan	IBXXLLTR	34	0.8	
ISTB	iShares Core ST US Bond	LD04TRUU	25	0.2	
GNMA	iShares Barclays GNMA Bond	LGNMTRUU	20	0.4	
FLRN	SPDR Barc InvGrd FloatRate	BFUSTRUU	15	0.2	
COBO	ProShares USD Covered Bond	BNIXCOVD	13	0.2	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	10	0.3	
CVRT	PowerShare Convert Sec	VXA0	10	0.1	
GMTB	Columbia Core Bond Strat	n/a	5	0.1	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	5	0.1	
RRF	WisdomTree Glb Real Return	W0DI	5	0.0	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$6,989	$95.8	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	3,058	30.9	✓
BWX	SPDR Barc Internat Treas	LTXIUTRUU	1,973	13.4	✓
ELD	WisdomTree EM Local Debt	JGENVUUG	1,624	8.7	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	1,580	10.6	

* Opt. denotes US listed options trading available on the underlying security.

9

FICC

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
International (continued)					
EMLC	Market Vectors EM Local Curr	GBIEMCOR	$1,230	$10.1	✓
IGOV	iShares SP/Citi Intl Treas	SPBDXUTR	414	3.4	
LEMB	iShares EM Local Curr Bond	BMBNTRUU	397	1.5	
BWZ	SPDR Barc ST Intl Treasury	LGT3TRUU	256	1.1	
EMHY	iShares EM HY Bd	MSBIEHTR	213	2.1	
ISHG	iShares SP/Citi 1-3 Intl Tre	SPBDXU3T	202	1.0	
EBND	SPDR Barc EM Local Bond	BLCDTRUU	150	3.7	
PICB	PwrShr Intl Corp Bond	SPBDICBT	135	1.3	
IBND	SPDR Barc Intl Corp Bond	BG1BTRUU	115	1.0	
EMCB	WisdomTree EM Corp Bond	JCBBCOMP	106	1.0	
AUNZ	WisdomTree AU & NZ Debt	n/a	71	0.6	
ITIP	iShares Intl Inflation-Link	WXDI	66	0.5	
AUD	PIMCO Australia Bond	AUDL	40	1.2	
GHYG	iShares Glb HY Bd	IBOAMZDB	37	0.5	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	36	0.4	
CAD	PIMCO Canada Bond	CADG	35	0.4	
HYEM	Market Vectors EM HY	EMHY	33	0.4	
HYXU	iShares Glb ex USD HY Bd	IBOAMZGX	27	0.3	
CEMB	iShares EM Corp Bd	MSBIERTR	27	0.4	
GTIP	iShares Glb Inflation-Link	WODI	21	0.3	
EMCD	SPDR BofA ML EM Bnd	EMSD	16	0.1	
BONO	Mkt Vect LatAm Agg Bond	LATS	11	0.3	
CHLC	Market Vectors Renminbi Bd	MVCHLC	5	0.1	
RMB	Guggenheim Yuan Bond	ACNRMBTR	5	0.0	
EU	WisdomTree Euro Debt	n/a	4	0.1	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	0.0	
BUND	PIMCO Germany Bond	GEDL	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Municipal					
MUB	iShares S&P Natl AMT-Free	SPMUNUST	$3,527	$24.7	✓
SHM	SPDR Nuveen Barc ST Muni	LMM1TR	1,584	9.0	
TFI	SPDR Nuveen Barc Muni Bond	LMMITR	1,237	7.5	
HYD	Market Vectors HY Muni	LMEHTR	1,029	13.0	✓
PZA	PwrShrs Insured Natl Muni	UPCM	995	7.9	✓
ITM	Market Vectors Interm Muni	LMT2TR	746	5.8	
SUB	iShares S&P STNatlAMT-Fr	SPMUSYRT	622	3.4	
CMF	iShares S&P CA AMT-Free	SPMUNCAT	285	1.6	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	275	3.6	
MUNI	PIMCO Intermediate Muni	n/a	210	1.9	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	199	2.9	
SMB	Market Vectors Short Muni	LMT1TR	175	1.0	
NYF	iShares S&P NY AMT-Free	SPMUNNYT	129	0.8	
MLN	Market Vectors Long Muni	LMT3TR	120	1.1	
CXA	SPDR Nuveen Barc CalifMuni	LMM2TR	100	0.6	
PWZ	PwrShrs Insured CA Muni	UPCC	74	0.4	
PZT	PwrShrs Insured NY Muni	UPNY	69	0.4	
MUAF	iShares 2017 S&P AMT-Free	SPMUS17T	66	0.4	
MUAD	iShares 2015 S&P AMT-Free	SPMUS15T	53	0.3	
MUAE	iShares 2016 S&P AMT-Free	SPMUS16T	51	0.3	
MUAC	iShares 2014 S&P AMT-Free	SPMUS14T	49	0.4	
MUAB	iShares 2013 S&P AMT-Free	SPMUS13T	38	0.3	
PRB	Market Vectors Pre-Ref Muni	LMPETR	36	0.2	
INY	SPDR Nuveen Barc NY Muni	LMM3TR	31	0.1	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	12	0.2	
GMMB	Columbia Interm Muni Bond	n/a	8	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$71,417	$1,500.0	✓
IAU	iShares Gold Trust	GOLDLNPM	11,672	101.3	✓
Commodities (continued)					
SLV	iShares Silver Trust	SLVRLN	$9,873	$349.4	✓
DBC	PowerShares DB Commodity	DBLCIX	6,708	57.5	✓
SGOL	ETFS Gold Trust	GOLDLNPM	1,915	12.1	✓
DBA	PowerShares DB Agriculture	DBAGIX	1,625	29.0	✓
USO	United States Oil	USCRWTIC	1,189	247.6	✓
UNG	United States Natural Gas	NGUSHHUB	1,155	202.3	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,142	7.4	✓
PPLT	ETFS Platinum Trust	PLTMLNPM	800	10.5	
DBO	PowerShares DB Oil	DBOLIX	773	8.9	✓
SIVR	ETFS Physical Silver	SLVRLN	559	7.7	✓
DGL	PowerShares DB Gold	DGLDIX	500	4.6	✓
USCI	US Commodity Index	SDCITR	491	2.8	
PALL	ETFS Physical Palladium	PLDMLNPM	474	4.5	
GCC	GreenHaven Commodity	CCITR	466	2.6	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	317	6.7	✓
DBB	PowerShares DB Base Met	DBBMIX	301	3.8	✓
GLTR	ETFS Physical Prec Metal	n/a	203	1.0	
DBE	PowerShares DB Energy	DBENIX	141	1.6	✓
USL	United States 12 Month Oil	n/a	101	0.7	✓
AGOL	ETFS Asian Gold Trust	n/a	82	0.2	
CRBQ	Jefferies TR/J CRB GlbComm	CRBQX	75	0.3	✓
UGA	United States Gasoline	n/a	65	2.0	✓
DBS	PowerShares DB Silver	DBSLIX	63	0.9	✓
BNO	United States Brent Oil Fd	n/a	46	3.1	✓
WITE	ETFS White Metals Basket	n/a	43	0.2	
UNL	US 12 Month Natl Gas	n/a	42	0.8	✓
CORN	Teucrium Corn Fund	TCORN	35	7.2	✓
BNPC	STREAM SP DynRoll Glb Comm	SPDYCIP	18	0.0	
UHN	US Deisel-Heating Oil	n/a	7	0.1	
SOYB	Teucrium Soybean	TSOYB	7	0.8	✓
NAGS	Teucrium Natural Gas Fund	TNAGS	4	0.1	
WEAT	Teucrium Wheat	TWEAT	4	0.2	
USMI	United States Metals	SDMITR	3	0.0	
CPER	United States Copper	SCITR	3	0.0	
USAG	United States Agriculture	SDAITR	3	0.0	
TAGS	Teucrium Agricultural	TTAGS	2	0.0	
CANE	Teucrium Sugar	TCANE	2	0.2	
CRUD	Teucrium Crude Oil Fund	TCRUD	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$698	$33.2	✓
FXA	CurrencyShares AUD	n/a	599	20.3	✓
FXC	CurrencyShares CAD	n/a	494	7.2	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	345	2.9	✓
FXF	CurrencyShares CHF	n/a	325	4.0	✓
CEW	WisdomTree EM Curr	n/a	273	1.7	✓
CYB	WisdomTree Dreyfus CNY	n/a	241	1.9	✓
FXE	CurrencyShares Euro	n/a	221	96.3	✓
FXY	CurrencyShares JPY	n/a	130	29.9	✓
UDN	PowerShares DB USD Bear	USDDNX	92	1.9	✓
FXS	CurrencyShares SEK	n/a	68	0.3	✓
BZF	WisdomTree Dreyfus BRL	n/a	57	0.5	✓
FXB	CurrencyShares GBP	n/a	56	3.7	✓
CCX	WisdTree Dreyfus Comm Curr	n/a	24	0.1	
ICN	WisdomTree Dreyfus INR	n/a	15	0.1	✓
FXCH	CurrencyShrs Ch Renminbi	n/a	4	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$764	$66.2	✓
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	436	67.9	✓

* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide Q1 2013

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – FICC (continued)					
UGL	ProShares Ultra Gold	GOLDLNPM	$335	$13.5	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	81	29.0	✓
BOIL	ProShrs Ult DJ-UBS NatGas	DJUBSNG	80	11.9	✓
LBND	PwrShrs DB 3X Lng 25+ Trea	DBBNDL	31	0.6	
TMF	Direxion 20Y+ Treas Bull 3X	AXTWEN	27	6.7	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	20	1.4	✓
UCD	ProShares Ult DJ-UBSComm	DJUBS	6	0.1	
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	6	0.3	
UJB	ProShares Ult High Yield	IBOXHY	5	0.2	
ULE	ProShares Ultra Euro	n/a	5	0.1	✓
GDAY	ProShares Ultra AUD	n/a	4	0.1	
TYD	Direxion 7-10Y Tres Bull 3X	AXSVTN	4	0.3	✓
YCL	ProShares Ultra Yen	n/a	4	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$2,940	$162.2	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	811	11.3	✓
EUO	ProShares UltraSh Euro	n/a	536	25.7	✓
YCS	ProShares UltraSh Yen	n/a	396	11.8	✓
TMV	Direxion 20Y+ Treas Bear 3X	AXTWEN	304	15.0	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	287	2.0	✓
ZSL	ProShares UltSh Silver	SLVRLN	97	27.7	✓
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	92	53.4	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	92	9.5	✓
TYO	Direxion 7-10Y Tres Bear 3X	AXSVTN	50	0.2	✓
SJB	ProShares Short High Yield	IBOXHY	38	0.9	✓
SBND	PwrShr DB 3X Shrt 25+ Treas	DBBNDS	37	0.4	
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	25	1.0	✓
TBX	ProShares Short 7-10 Treas	LT09TRUU	15	0.2	
KOLD	ProShrs UltSh DJUBS NatGas	DJUBSNG	14	1.8	✓
DNO	United States Short Oil	n/a	13	0.7	✓
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	7	0.0	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	5	0.0	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	5	0.0	✓
TPS	ProShares UltraShort TIPS	LBUTTRUU	4	0.0	
EUFX	ProShares Short Euro	n/a	4	0.1	✓
CROC	ProShares UltraShort AUD	n/a	4	0.1	
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	3	0.0	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	3	0.0	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	2	0.0	

* Opt. denotes US listed options trading available on the underlying security.

11

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Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active					
BOND	Pimco Total Return	LBUSTRUU	$3,882	$55.0	✓
MINT	PIMCO Enhan Short Matur	SBMMTB3	2,199	22.6	
HDGE	Ranger Equity Bear	n/a	206	10.3	✓
HYLD	Peritus High Yield	n/a	182	2.0	✓
WDTI	WisdomTree Mng'd Fut Strat	DTITR	118	1.7	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	111	1.3	
RLY	SPDR SSgA Multi-Asset Real	n/a	74	0.7	
GTAA	Cambria Global Tactical	n/a	63	0.3	
SMMU	PIMCO Short Term Muni Bon	n/a	58	0.3	
INKM	SPDR SSgA Income Allocation	n/a	53	0.5	
ALT	iShares Diversified Alt	n/a	50	0.6	
BABZ	PIMCO Build Amer Bond	LBABTRUU	41	0.9	
AGLS	Accuvest Global Long Short	MXWO	28	0.1	
PSR	PwrShrs Active US RE	FNER	17	0.2	
PAO	PwrShrs Rvrfrnt Tact Bal Gr	RTBGA	16	0.1	
PCA	PwrShrs Rvrfrnt Tact Gr&Inc	RTGIA	15	0.1	
GAL	SPDR SSgA Glb Allocation	n/a	14	0.2	
HUSE	Huntington US Eqy Rotation	n/a	9	0.1	
PTO	PwrShrs Ibbotson Alt Compl	IBBACITR	8	0.0	
RWG	Columbia LC Gro Eqy Strat	n/a	8	0.0	
PLK	PwrShrs Active Low Durat	n/a	8	0.0	
RAVI	FlxShr Ready Access VarInc	n/a	8	0.1	
AADR	WCM/BNY Mellon Focs Gro ADR	n/a	7	0.0	
PMA	PwrShrs Active Mega-Cap	n/a	6	0.0	
GIVE	AdvisorShares Global Echo	n/a	5	0.1	
ONEF	Russell Equity	RUDEVLN	4	0.0	
QEH	QAM Equity Hedge	n/a	4	0.1	
GVT	Columbia Concentratd LCVal	RIY	3	0.0	
RPX	Columbia Growth Eqy Strat	n/a	2	0.1	
RRGR	AdvShrs Glb Alpha & Beta	n/a	1	0.0	
SSAM	Rockledge SectorSAM	n/a	1	0.0	
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$1,509	$5.1	
EPI	WisdomTree India Earnings	WTEMINTR	1,265	57.4	✓
PRFZ	PowerShares FR US 1500	FR15US	501	1.6	
PXH	PwrShrs FTSE RAFI EM	TFREMU	385	2.3	
PXF	PowerShares FR DM ex US	FRX1XTR	304	1.6	
EZM	WisdomTree MC Earnings	WTMEITR	170	0.6	
EES	WisdomTree SC Earnings	WTSEITR	160	0.7	
RWL	RevenueShares Large Cap	REVWLT	154	0.7	✓
RWJ	RevenueShares SC	REVWST	125	0.7	
RWK	RevenueShares Mid Cap	REVWMT	106	0.5	
PXMG	PowerShares Fundam MC Gro	RAFIMGTR	77	0.2	
PAF	PwrShrs FR Asia Pac x JP	TRDAPXJU	66	0.3	
PDN	PwrShr FR DM x US SmMid	TFRDXUSU	64	0.2	
EPS	WisdomTree Earnings 500	WTEPSTR	58	0.3	
EXT	WisdomTree Total Earnings	WTEI	49	0.1	
PXSV	PowerShares Fundam SC Val	RAFISVTR	47	0.2	
EZY	WisdomTree LC Value	WTEILVTR	30	0.1	
PXMV	PowerShares Fundam MC Val	RAFIMVTR	29	0.1	
PXSG	PowerShares Fundam SC Gro	RAFISGTR	27	0.1	✓
RTR	RevenueShares ADR	REVWADRT	27	0.2	
PXLC	PowerShares Fundam LC	RAFILCTR	26	0.1	
PXMC	PowerShares Fundam MC	RAFIMCTR	18	0.1	
PXSC	PowerShares Fundam SC	RAFISCTR	14	0.0	
PXLG	PowerShares Fundam Lrg Gro	RAFILGTR	6	0.1	
PXLV	PowerShares Fundam Lrg Val	RAFILVTR	6	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Life Cycle and Allocation					
AOM	iShares S&P Moderate Alloc	SPTGMUT	$155	$0.9	
AOR	iShares S&P Growth Alloc	SPTGGUT	154	0.8	
AOK	iShares S&P Cons Alloc	SPTGCUT	121	0.7	
AOA	iShares S&P Aggress Alloc	SPTGAUT	111	0.5	
TDN	db-X 2030 Target Date	TDAXTH	32	0.1	
TDH	db-X 2020 Target Date	TDAXTW	27	0.1	
TZG	iShares S&P Target 2020	SPTGT20T	27	0.1	
TDV	db-X 2040 Target Date	TDAXFO	26	0.1	
TZV	iShares S&P Target 2040	SPTGT40T	22	0.1	
TZI	iShares S&P Target 2025	SPTGT25T	20	0.1	
TZL	iShares S&P Target 2030	SPTGT30T	18	0.1	
TZE	iShares S&P Target 2015	SPTGT15T	15	0.1	
TZO	iShares S&P Target 2035	SPTGT35T	13	0.0	
TDX	db-X In-Target Date	TDAXIT	10	0.0	
TDD	db-X 2010 Target Date	TDAXTN	9	0.1	
TGR	iShares S&P Target Retir	SPTGRIT	8	0.0	
TZD	iShares S&P Target 2010	SPTGT10T	5	0.0	
TZY	iShares S&P Targ Date 2050	SPTGT50T	3	0.0	
TZW	iShares S&P Targ Date 2045	SPTGT45T	3	0.0	
Long/Short					
CSM	ProShares CS 130/30	CS13030	$81	$0.8	✓
HDG	ProShares Hedge Replicate	MLEIFCTX	22	0.1	
BTAL	QuantShr US MktNeu AntBeta	DJTMNAB	17	0.2	
RALS	ProShares RAFI Long/Short	RAFILS	12	0.1	
FSG	FctrShr 2X Gld Bl/SPS Br	SPGDESTR	6	0.1	✓
SIZ	QuantShr US MktNeu Size	DJTMNSS	5	0.0	
RINF	ProShrs 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
UINF	ProShrs UltPro 10Y TIPS/TSY	DJCSIN10	4	0.0	
SINF	PrShrs UltPr Sh 10Y TIPS/TSY	DJCSIN10	4	0.0	
CHEP	QuantShr US MktNeu Value	DJTMNSV	4	0.1	
FINF	ProShrs Sh 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
FSU	FctrShr 2X SPS Bl/USD Br	SPNUSDTR	2	0.0	
FOL	FctrShr 2X Oil Bl/SPS Br	SPCOESTR	2	0.0	✓
FSA	FctrShr 2X TBnd Bl/SPS Br	SPUSERPT	2	0.0	✓
MOM	QuantShr US MktNeu Moment	DJTMNMO	1	0.2	
FSE	FctrShr 2X SPS Bl/TBnd Br	SPUSERPT	1	0.0	✓
Quantitative					
Domestic					
SPLV	PwrShrs S&P 500 Low Vol	SPSLVIT	$3,167	$30.0	✓
CVY	Guggenheim Multi-Asset	ZAXYH	820	4.1	
USMV	iShares MSCI USA Min Vol	M00IMV$T	796	8.8	
PDP	PwrShrs Technical Leaders	DWTL	752	5.6	✓
PWV	PowerShares Dyn LC Val	ILW	468	2.4	
FEX	First Trust LC AlphaDEX	DEFILCCI	349	1.9	
FNX	First Trust MC AlphaDEX	DEFIMCCI	317	2.0	
QAI	IQ Hedge Multi-Strategy	IQHGMST	313	2.4	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	290	1.3	
PKW	PowerShares Buyback	MERGDRBT	219	1.3	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	196	1.0	
PWB	PowerShares Dyn LC Gro	ILH	193	0.9	
SPHQ	PowerShares SP500 High Qual	SPXQRUT	186	0.7	
FYX	First Trust SC AlphaDEX	DEFISCCI	168	1.4	
PWC	PowerShares Dyn Market	DYI	135	0.5	
SPHB	PwrShrs S&P 500 High Beta	SPSHBIT	129	2.5	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	119	0.6	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	105	0.5	

* Opt. denotes US listed options trading available on the underlying security.

Specialty

13

Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
NFO	Guggenheim Insider Sent	SBRINTR	$99	$0.5	
IYLD	iShes Mstar MultiAsset Inc	MAHIT	89	1.0	
MDIV	FT NASDAQ MultiAsset Diver	NQMAUS	73	1.3	
DEF	Guggenheim Defensive	SBRDETR	67	0.7	
FAB	First Trust MultiCap Value	DEFIMCVI	57	0.3	
CZA	Guggenheim MC Core	ZAXMC	48	0.3	
FVL	First Trust Value Line 100	VLFVL	47	0.1	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	41	0.4	
FAD	First Trust MultiCap Gro	DEFIMCGI	32	0.1	
FDV	First Trust Strat Valu	CSVUS	31	0.1	
FYT	Frst Trst SC Val AlphaDEX	DEFISCVI	25	0.2	
FWDB	Madrona Global Bond	n/a	23	0.1	
DWAS	PwrShrs DWA SC Tech Lead	DWATLSC	18	0.3	
ACCU	Accuvest Global Opportuns	n/a	17	0.0	
FNY	Frst Trst MC Gro AlphaDEX	DEFIMDGI	17	0.1	
PIQ	PwrShrs Dyn MagniQuant	DYH	17	0.1	
FWDD	Madrona Domestic	n/a	16	0.0	
FWDI	Madrona International	n/a	15	0.1	
PYH	PwrShrs MStar StkInvst Core	MSICT	14	0.0	
FNK	Frst Trst MC Val AlphaDEX	DEFIMDVI	10	0.0	
FYC	Frst Trst SC Gro AlphaDEX	DEFISCGI	10	0.3	
FMK	Frst Trst Mega Cap AlphaDEX	DEFIMGCI	10	0.1	
PHDG	PS S&P Downside Hdgd	SPVQDTR	9	0.4	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	8	0.1	
MATH	Meidell Tactical Advantage	n/a	7	0.0	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUP	6	0.0	
RWV	RevShrs Navellier A-100	REVWLOUT	6	0.0	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUP	6	0.0	
KNOW	Direxion AC Insider Senti	SBRQAM	5	0.0	
VSPY	Direxion S&P 500 RC Vol	SPSM15T	4	0.0	
VSPR	Direxion S&P 1500 RC Vol	SP15M15T	4	0.0	
INSD	Direxion LC Insider Sent	SBRQAL	4	0.0	
MRGR	ProShares Merger	SPLSALP	4	0.4	
VLAT	Direxion SP LatAm40 RC Vol	SPLAM18N	4	0.0	
FVI	First Trust VL Eqty Alloc	VLFVI	4	0.0	
GSRA	ALPS/GS Risk-Adj Ret US LC	GSRARUS	3	0.0	
DBIZ	AdvsrShrs PringTmr BusCyc	n/a	3	0.1	
GURU	Global X Top Guru Holdings	GURU	2	0.0	
International					
EEMV	iShares MSCI EM Min Vol	M00IEF$O	$889	$11.2	
ACWV	iShares MSCI ACWI Min Vol	M00IWD$O	660	2.0	
PIE	PwrShrs EM Technical Lead	DWATREM	262	2.1	✓
EFAV	iShares MSCI EAFE Min Vol	M00IEA$O	218	3.0	
FEM	Frst Trst EM AplhaDEX	DEFIEMCI	133	2.3	
HGI	Guggenheim Internat Multi	ZAXIH	120	0.3	
PIZ	PwrShrs DM Tech Lead	DWATRDM	115	1.1	
FDT	Frst Trst DM exUS AlphaDEX	DEFIDMCI	93	2.4	
EELV	PowerShares S&P EM Low Vol	SPEMLVUT	93	0.8	
HILO	EGShares Low Vol EM Div	IHILOT	87	0.6	
GRES	IQ Global Resources	IQGREST	78	0.7	
TLTE	FlxShr Mstar EM FactorTilt	MEMMFT	49	0.7	
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFT	43	0.6	
GYLD	Arrow DJ Global Yield	DJGYLDT	32	0.3	
FEP	Frst Trst Europe AlphaDEX	DEFIEUCI	31	0.4	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUP	22	0.3	
IDHQ	PwrShrs SP Intl Dev HiQual	SPIDHQRT	19	0.1	
PERM	Global X Permanent	PERM	18	0.2	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	14	0.2	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	11	0.1	
FCAN	First Trust CA AlphaDEX	DEFICACT	8	0.2	
FJP	Frst Trst Japan AlphaDEX	DEFIJPCI	7	0.1	
FKU	First Trust UK AlphaDEX	DEFIUKCT	7	0.0	
FBZ	Frst Trst Brazil AlphaDEX	DEFIBZCI	6	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
FCA	Frst Trst China AlphaDEX	DEFICHCI	$5	$0.0	
FGM	First Trust DE AlphaDEX	DEFIGMCT	5	0.0	
FSZ	First Trust CH AlphaDEX	DEFISWCT	5	0.0	
FAUS	First Trust AU AlphaDEX	DEFIAUCT	3	0.0	
FKO	Frst Trst S Korea AlphaDEX	DEFISKCI	3	0.0	
IDHB	PwrShrs SP Intl Dev HighBta	SPIDHBIN	3	0.0	
GSAX	ALPS/GS MomemBuild AsiaXJ	GSMOBUAX	3	0.0	
GSGO	ALPS/GS Momem Build Gro	GSMOBUGM	3	0.0	
GSMA	ALPS/GS MomemBuild MultAst	GSMOBUMA	3	0.0	
EEHB	PwrShrs S&P EM High Beta	SPEMHBIT	2	0.0	
FEMS	First Trust EM SC AlphaDEX	DEFIESCT	2	0.0	
FHK	First Trust HK AlphaDEX	DEFIHKCT	2	0.0	
FDTS	Frst Trst DM x US SC AlphaD	DEFIDSCT	2	0.0	
FTW	First Trust TW AlphaDEX	DEFITWCT	2	0.0	
Other					
PFF	iShares S&P US Preferred	SPTREFTR	$10,950	$56.3	✓
AMLP	Alerian MLP	AMZI	4,673	34.3	✓
PGX	PowerShares Preferred	P0P4	2,189	12.3	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,740	6.7	✓
PCEF	PowerShares CEF Income	CEFXTR	404	3.0	✓
PSK	SPDR Wells Fargo Preferred	WAGG	329	3.4	
PSP	PwrShr Listed Private Eqty	GLPEXUTR	310	1.4	✓
PBP	PwrShrs S&P 500 BuyWrite	BXM	272	3.3	
KLD	iShares MSCI USA EGS Sel So	TFSSIU	177	0.5	
DSI	iShares MSCI KLD 400 Social	TKLD400U	175	0.7	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	138	19.6	✓
EMLP	First Trst NA Energy Infra	n/a	137	1.7	
IPFF	iShares S&P Intl Pref Stck	SPPRIUN	126	0.6	
MOAT	Mkt Vectrs Mstar Wide Moat	MWMFTR	113	1.2	
YMLP	Yorkville High Income MLP	YMLP	106	1.1	
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	104	1.8	
EQL	ALPS Equal Sector Weight	n/a	79	0.3	
CSD	Guggenheim Spin-Off	CLRSOTR	72	0.6	
CPI	IQ Real Return	IQHGCPIT	41	0.4	
FPX	First Trust US IPO	IPXO	30	0.2	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	30	2.7	✓
IMLP	iPath S&P MLP	SPMLP	25	0.0	
MLPA	Global X MLP	SOLMLPA	25	0.3	
PWO	PowerShares Dyn OTC	DYO	22	0.1	
XMPT	Market Vectors CEF Muni	CEFMX	16	0.4	
CNPF	Global X Canada Pref	SOLPRECA	15	0.1	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	14	0.3	
EAPS	Pax MSCI EAFE ESG	TFAPESU	13	0.1	
MNA	IQ Merger Arbitrage	IQMNAT	12	0.2	
NASI	Pax MSCI N Amer ESG	NASI	12	0.0	
TTFS	TrimTabs Float Shrink	n/a	11	0.1	
SPFF	Global X SuperIncome Pref	SPPEYN	9	0.2	
VIXH	FT CBOE SPS VIX Tail Hedge	VXTH	3	0.1	

* Opt. denotes US listed options trading available on the underlying security.

14 | US ETF & ETN Guide Q1 2013

ETNs

Exchange Traded Notes (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$1,954	$12.1	✓
RJI	Elements Rogers Commod	ROGRTR	655	3.7	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	251	1.1	
UCI	ETRACS CMCI Total Return	CMCITR	153	0.5	
GSP	iPath GSCI Total Return	SPGSCITR	104	0.8	
DJCI	ETRACS DJ-UBS Commodity	DJUBSTR	70	0.1	
LSC	Elements S&PComdtyTrends	SPTICTR	29	0.1	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	23	0.1	
BLND	DJ-UBS Comm 2-4-6 Futures	DJUF246T	10	0.2	
DPU	PwrShrs DB Commod Lg	DBCDIX	6	0.0	
RGRC	RBS Rogers Enhanced Comm	RGRCID	4	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	1	0.0	
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$426	$12.9	✓
RJA	Elements Rogers Agricult	ROGRAGTR	370	2.3	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	113	3.1	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	108	4.4	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	95	0.9	✓
COW	iPath DJ UBS Livestock	DJUBLITR	72	1.1	✓
RJN	Elements Rogers Energy	ROGRENTR	70	0.4	✓
JO	iPath DJ UBS Coffee	DJUBKCTR	68	2.0	✓
DCNG	iPath Seasonal Nat Gas	BCC2NGST	61	0.1	
JJP	iPath DJ UBS Precious Met	DJUBPRTR	41	0.3	
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	40	0.3	✓
RJZ	Elements Rogers Metals	ROGRIMTR	39	0.2	
PTM	ETRACS UBS Long Platinum	CTPLTR	36	0.7	✓
SGG	iPath DJ UBS Sugar	DJUBSBTR	34	1.5	✓
BAL	iPath DJ UBS Cotton	DJUBCTTR	33	0.8	✓
JJM	iPath DJ UBS Industrial	DJUBINTR	32	0.3	
NIB	iPath DJ UBS Cocoa	DJUBCCTR	29	1.0	✓
FUD	ETRACS CMCI Food	CMFOTR	26	0.2	
PGM	iPath DJ UBS Platinum	DJUBPLTR	26	0.2	
UBG	ETRACS CMCI Gold	CTGCTR	17	0.1	
GRU	Elements MLCX Grains	MLCXGRTR	14	0.3	✓
UAG	ETRACS CMCI Agriculture	CMAGTR	14	0.3	
OLO	PowerShares DB Oil Long	DBODIX	13	0.1	
GASZ	ETRACS NatGas Fut Contango	GYY	12	0.6	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.1	
JJE	iPath DJ UBS Energy	DJUBENTR	9	0.1	
JJS	iPath DJ UBS Softs	DJUBSOTR	9	0.3	✓
AGF	PowerShares DB Agr Long	DBADIX	8	0.2	
RGRI	RBS Rogers Enhanced IndMet	RGRIID	7	0.1	
JJT	iPath DJ UBS Tin	DJUBSNTR	7	0.1	
RGRA	RBS Rogers Enhanced Agri	RGRAID	7	0.2	
USV	ETRACS CMCI Silver	CTSITR	7	0.2	
JJN	iPath DJ UBS Nickel	DJUBNITR	6	0.1	
UBM	ETRACS CMCI Ind Metals	CMIMTR	5	0.0	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	5	0.3	
LD	iPath DJ UBS Lead	DJUBPBTR	5	0.1	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	5	0.2	
UBC	ETRACS CMCI Livestock	CMLVTR	5	0.1	
RGRE	RBS Rogers Enhanced Energy	RGREID	4	0.0	
RGRP	RBS Rogers Enhance PrecMet	RGRPID	4	0.0	
JJU	iPath DJ UBS Aluminum	DJUBALTR	3	0.1	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	3	0.0	
UBN	ETRACS CMCI Energy	CMENTR	3	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	3	0.0	
CUPM	iPath Pure Beta Copper	BCC2LPPT	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
SGAR	iPath Pure Beta Sugar	BCC2SBPT	$3	$0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	3	0.0	
ONG	iPath Pure Beta Energy	BCC1ENPT	2	0.0	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	2	0.1	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	2	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	2	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	2	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	2	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	2	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	1	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	1	0.0	
GRN	iPath Global Carbon	BXIIGCUT	1	0.0	
GRWN	iPath Pure Beta Softs	BCC1SFPT	1	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	1	0.0	
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$44	$0.5	
ICI	iPath Optimized Curr Carry	BXIICIIP	24	0.4	
AYT	iPath GEMS Asia 8	BXIIGMA8	20	0.1	
ERO	iPath EUR/USD	n/a	6	0.0	
JYN	iPath JPY/USD	n/a	5	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	3	0.0	
GBB	iPath GBP/USD	n/a	3	0.0	
INR	Market Vectors-Rupee/USD	SPCBINR	2	0.0	
JEM	iPath GEMS Index	BXIIGEM1	1	0.1	
Leveraged/Inverse					
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	$442	$12.8	
FBG	FI Enhanced Big Cap Growth	RU10GRTR	146	1.1	
MLPL	ETRACS UBS 2X Lng MLP	AMZI	146	2.2	
USLV	VelocityShares 3x Silver	SPGSSIP	123	27.7	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	112	0.8	
BDCL	ETRACS 2X Lng WF Bus Dev	WFBDCPX	78	1.6	
DTO	PowerShares DB Oil Dbl Sh	DBODIXX	69	11.0	
UGAZ	VelocityShares 3X Nat Gas	SPGSNGP	63	8.2	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	59	2.0	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	57	0.8	
UGLD	VelocityShares 3x Gold	SPGSGCP	41	2.8	
DAG	PowerShares DB Agr Dbl Lg	DBADIX	40	1.1	
MORL	ETRACS 2X Mortgage REIT	MVMORT	36	2.0	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	24	0.3	
JGBS	PwrShrs DB Inv JP Govt Bd	DBBNJGBS	23	0.2	
CSMB	CS Merger Arb Liquid 2X	CSLABMN	21	0.1	
JGBD	PwrShrs DB 3x Inv JP GovBd	DBBNJGBS	21	0.2	
DGZ	PowerShares DB Gold Short	DGLDIX	21	1.3	
BXUC	Barc SPX + Long C Leverage	SPXT	19	0.5	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	15	0.1	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	14	5.1	
LSKY	ETRACS 2x ISE Cloud Comp	CPJ	14	0.0	
RWXL	ETRACS 2X DJ Intl Real Est	DWXRS	13	0.2	
OFF	ETRACS Fshr-Grtmn Risk Off	FGRISK	12	0.4	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	12	0.1	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	12	0.2	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	11	0.2	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	11	0.0	
DGAZ	VelocityShrs 3X Inv NatGas	SPGSNGP	10	3.8	
DYY	PwrShrs DB Commod Dbl Lg	DBCDIX	10	0.1	
SSDL	ETRACS 2x ISE Solid St Dri	BYTX	9	0.0	
SZO	PowerShares DB Oil Short	DBODIXX	8	0.1	

* Opt. denotes US listed options trading available on the underlying security.

ETNs

15

ETNs

Exchange Traded Notes (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse (continued)					
ROLA	iPath LX Russell 1000	RU10INTR	$8	$0.0	
RTLA	iPath LX Russell 2000	RU20INTR	7	0.0	
DSTJ	JPM Dbl Sh US Lng BD Treas	USTLBD	7	0.0	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	6	0.1	
DDP	PwrShrs DB Commod Sh	DBCDIXX	6	0.3	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	6	0.1	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	6	0.4	
DSXJ	JPM Dbl Sh US 10-Y Treas	USTTEN	5	0.0	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	5	0.1	
BOS	PwrShrs DB Base Met Sh	DBBMIX	5	0.1	
AGA	PowerShares DB Agr Dbl Sh	DBADIX	5	0.3	
EMSA	iPath SE MSCI EM	NDUEEGF	5	0.0	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	4	0.0	
MFSA	iPath SE MSCI EAFE	NDDUEAFE	4	0.0	
BXDB	Barc SPX + Short B Leverag	SPXT	4	0.0	
UUPT	PowerShares DB 3X Lng USD	USDUPX	4	0.5	
SFLA	iPath LX S&P 500 TR	SPTR	4	0.1	
EMLB	iPath LE MSCI EM	NDUEEGF	4	0.0	
UWTI	VelocityShares 3X Crude	SPGSCLP	3	0.4	
PTD	ETRACS UBS Short Platinum	CTPLER	3	0.0	
LPLT	VelocityShares 2x Platinum	SPGSPLP	3	0.0	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	3	0.0	
EIPL	ETRACS 2X NextGen Internet	NETIPO	3	0.0	
IPLT	VelocityShares 2x Inv Plat	SPGSPLP	3	0.0	
BXUB	Barc SPX + Long B Leverage	SPXT	3	0.0	
DEE	PwrShrs DB Commod Dbl Sh	DBCDIXX	2	0.0	
DWTI	VelocityShrs 3X Inv Crude	SPGSCLP	2	0.2	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	2	0.0	
UDNT	PowerShares DB 3X Shrt USD	USDDNX	2	0.0	
ADZ	PowerShares DB Agr Short	DBADIX	2	0.0	
UOIL	VelocityShares 3X Brent	SPGSBRP	1	0.1	
DOIL	VelocityShrs 3X Inv Brent	SPGSBRP	1	0.0	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.0	
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$1,023	$705.8	✓
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	494	190.6	
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	353	3.5	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	218	3.6	
TVIX	VelocityShares 2X VIX ShTrm	SPVXSP	97	19.8	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	65	16.3	✓
CVOL	C-Tracks ETN Volatility	CVOLT	37	0.2	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	18	0.4	
XVIX	ETRACS Long-Short VIX	SPVXTSER	15	0.3	
VIIX	VelocityShares VIX ShTrm	SPVXSP	13	8.0	✓
BWV	iPath CBOE SP500BuyWrite	BXM	12	0.1	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	5	0.1	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	5	0.1	
IVOP	iPath Inv SP5 VIX ShrtTerm	SPVXSP	2	0.0	
TVIZ	VelocityShares 2X VIX MdTrm	SPVXMP	2	0.1	
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$5,146	$36.4	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	533	3.4	
INP	iPath MSCI India	NDEUSIA	468	4.0	✓
MLPN	CS Cushing 30 MLP	MLPX	362	4.0	✓
TRND	RBS US LC Trendpilot	TPLCUT	96	0.6	
CSMA	Credit Suisse Merger Arb	CSLABMN	75	0.2	
TBAR	RBS Gold Trendpilot	TPGLDUT	56	0.8	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
AMU	ETRACS Alerian MLP Index	AMZ	$36	$0.9	
TRNM	RBS US MC Trendpilot	TPMCUT	35	0.2	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	27	0.3	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDC	22	0.3	
CSLS	CS Long/Short Liquid	CSLABLN	21	0.1	
MLPY	MS Cushing MLP High Income	MLPY	20	0.1	
SPGH	ETRACS SPS Gold Hedge	SPGLSUT	19	0.2	
WMW	Elements Mrngstr Wide Moat	MWMFTR	19	0.1	
CSMN	CS MktNeu Global Equity	HSGMN	16	0.0	
DOD	Elements Dogs of the Dow	MUTR	15	0.1	
TNDQ	RBS NASDAQ 100 Trendpilot	TPNDQUT	13	0.1	
MLPW	E-TRACS Wells Fargo MLP	WML	12	0.1	
FLAT	iPath US Treas Flattener	BXIIUSTP	12	0.6	
ONN	ETRACS Fshr-Grtmn Risk On	FGRISK	11	0.3	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	11	0.0	
SSDD	ETRACS ISE Solid St Drive	BYTX	10	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	9	0.0	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	8	0.0	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	8	0.1	
TWTI	RBS Oil Trendpilot	n/a	7	0.1	
TCHI	RBS China Trendpilot	TPCHINUT	7	0.1	
STPP	iPath US Treas Steepener	BXIIUSTP	6	0.1	
EIPO	ETRACS NextGen Internet	NETIPO	6	0.1	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	5	0.1	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.0	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	5	0.0	
DRGS	RBS Global Big Pharma	DGETR	5	0.1	
ALTL	RBS US L/C Alternator	ALTLCUT	4	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.0	
INFL	PowerShrs DB US Inflation	DBLNLINF	4	0.0	
DEFL	PowerShrs DB US Deflation	DBLNSINF	4	0.0	
JFT	KEYnotes FT Enh 130/30 LC	FTLCTR	4	0.0	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	3	0.1	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	2	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	
GWO	Elements CS Global Warm	CSGWMXTR	1	0.0	

* Opt. denotes US listed options trading available on the underlying security.

16 | US ETF & ETN Guide Q1 2013

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufcient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Signicant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has led a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has led with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC. assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

Barclays Capital Inc. and its afliates and BlackRock Investments, LLC., and its afliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners.

2299-22AN-11/10

Not FDIC Insured No Bank Guarantee May Lose Value

2013 options expiration calendar

January

SM TW TF S

1 23 4 5

6 7 8 9 10 11 12

13 14 15 16 17 18 19

20 21 22 23 24 25 26

27 28 29 30 31

April

S M T W T F S

1 2 3 4 5 6

7 8 9 10 11 12 13

14 15 16 17 18 19 20

21 22 23 24 25 26 27

28 29 30

July

SM TW TF S

12 3 4 56 789 10 11 12 13

14 15 16 17 18 19 20

21 22 23 24 25 26 27

28 29 30 31

October

S M T W T F S

1 2 3 4 5

6 7 8 9 10 11 12

13 14 15 16 17 18 19

20 21 22 23 24 25 26

27 28 29 30 31

Equity, index, and cash-settled currency options expiration date1

A.M. settled index options cease trading

Exchange holiday (additional holidays may be announced) Expiring equity and P.M. settled index options cease trading.

Expiring cash-settled currency options cease trading at 12:00pm EST.

1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June.

Note: While these dates are accurate as of 11/29/12, they are subject to change. Weekly expirations occur every Friday with the exception of Expiration Fridays.

Approval for distribution

P Americas P EMEA P Asia

2013 Options Expiration Calendar

February

S M T W T F S

1 2

3 4 5 6 7 8 9

10 11 12 13 14 15 16

17 18 19 20 21 22 23

24 25 26 27 28

May

S M T W T F S

1 2 3 4

5 6 7 8 9 10 11

12 13 14 15 16 17 18

19 20 21 22 23 24 25

26 27 28 29 30 31

August

SM TW TF S

12 3 45678 910

11 12 13 14 15 16 17

18 19 20 21 22 23 24

25 26 27 28 29 30 31

November

S M T W T F S

1 2

3 4 5 6 7 8 9

10 11 12 13 14 15 16

17 18 19 20 21 22 23

24 25 26 27 28 29 30

March

S M T W T F S

1 2

3 4 5 6 7 8 9

10 11 12 13 14 15 16

17 18 19 20 21 22 23

24 25 26 27 28 29 30 31

June

S M T W T F S 1

2 3 4 5 6 7 8

9 10 11 12 13 14 15

16 17 18 19 20 21 22

23 24 25 26 27 28 29 30

September

SM TW TF S

1 2 34567

89 10 11 12 13 14

15 16 17 18 19 20 21

22 23 24 25 26 27 28

29 30

December

S M T W T F S

1 2 3 4 5 6 7

8 9 10 11 12 13 14

15 16 17 18 19 20 21

22 23 24 25 26 27 28

29 30 31

2016 Equity LEAPS® added VIX expiration date Quarterly expiration date Bank holiday

Approval for distribution

Americas

EMEA

Asia